                           PURCHASE AND SALE AGREEMENT
                                 BY AND BETWEEN
                         COLORADO INTERSTATE GAS COMPANY
                                    AS SELLER

                                       AND

                       PIONEER NATURAL RESOURCES USA, INC.
                                    AS BUYER


                              PANHANDLE AREA, TEXAS

                                GATHERING SYSTEM

                               TABLE OF CONTENTS

                                                                                                                PAGE
1.       SALE AND PURCHASE OF THE ASSETS..........................................................................1
         1.1      Acquired Assets.................................................................................1
         1.2      Excluded Assets and Concurrent Use Assets.......................................................3
         1.3      Assumed Liabilities.............................................................................3
         1.4      Retained Liabilities............................................................................3
         1.5      Contract Document Effect........................................................................4
         1.6      Pre-Effective Time 'B' Contract Rights and Obligations..........................................4

2.       PURCHASE PRICE...........................................................................................4
         2.1      Purchase Price..................................................................................4
         2.2      Adjustments to the Base Purchase Price..........................................................4
         2.3      Allocation......................................................................................6
         2.4      Allocation For Tax Purposes.....................................................................6
         2.5      No Double-Dipping...............................................................................7

3.       CLOSING..................................................................................................7
         3.1      Gathering Initial Closing.......................................................................7
         3.2      Gathering Assets Closing........................................................................9
         3.3      Delivery By Buyer..............................................................................10
         3.4      Further Cooperation............................................................................11
         3.5      Notice of Breach...............................................................................11
         3.6      Post-GAC Fuel Transportation...................................................................11

4.       ACCOUNTING ADJUSTMENTS..................................................................................12
         4.1      Closing Adjustments............................................................................12
         4.2      Metering.......................................................................................13
         4.3      Pioneer Management Fee.........................................................................13
         4.4      Post-GAC Closing Adjustments...................................................................13
         4.5      Suspended Funds................................................................................14
         4.6      Audit Adjustments..............................................................................14
         4.7      Asset Tax Refunds..............................................................................14
         4.8      [INTENTIONALLY DELETED]........................................................................15
         4.9      Cooperation....................................................................................15
         4.10     [INTENTIONALLY DELETED]........................................................................15

5.       DUE DILIGENCE; TITLE MATTERS............................................................................15
         5.1      General Access.................................................................................15
         5.2      Seller's Title.................................................................................16
         5.3      Good and Marketable Title......................................................................16
         5.4      INTENTIONALLY DELETED..........................................................................18
         5.5      Defect Letters.................................................................................18
         5.6      Effect of Title Defect.........................................................................21
         5.7      INTENTIONALLY DELETED..........................................................................23
         5.8      Exclusive Remedy...............................................................................23

                                                                                                                PAGE
6.       ENVIRONMENTAL ISSUES....................................................................................23
         6.1      Resolution of Environmental Issues.............................................................23
         6.2      Seller's $5,000,000 Post-Closing Environmental Contribution....................................23
         6.3      Buyer's and Seller's 50/50 Sharing of Costs and Expenses for Certain Groundwater Matters.......24
         6.4      Cooperation and Final Decision.................................................................24
         6.5      Physical Condition of the Assets...............................................................25
         6.6      Definitions....................................................................................25
         6.7      Disclaimer.....................................................................................26
         6.8      Remediation....................................................................................26
         6.9      Bivins Station Groundwater Matter..............................................................27

7.       REPRESENTATIONS AND WARRANTIES OF SELLER................................................................27
         7.1      Seller's Representations and Warranties........................................................27
         7.2      Scope of Representations of Seller.............................................................29

8.       REPRESENTATIONS AND WARRANTIES OF BUYER.................................................................31
         8.1      Buyer's Representations and Warranties.........................................................31

9.       CERTAIN AGREEMENTS OF SELLER............................................................................32
         9.1      Maintenance of Assets..........................................................................32
         9.2      Consents or Assignments........................................................................33
         9.3      INTENTIONALLY DELETED..........................................................................33
         9.4      INTENTIONALLY DELETED..........................................................................33
         9.5      Records and Contracts..........................................................................33
         9.6      INTENTIONALLY DELETED..........................................................................34
         9.7      Gas Quality Waiver.............................................................................34
         9.8      FERC Abandonment...............................................................................34

10.      CERTAIN AGREEMENTS OF BUYER.............................................................................35
         10.1     INTENTIONALLY DELETED..........................................................................35
         10.2     INTENTIONALLY DELETED..........................................................................35
         10.3     Seller's Logos.................................................................................35
         10.4     Buyer's FERC Filing............................................................................35
         10.5     Like-Kind Exchanges............................................................................35
         10.6     INTENTIONALLY DELETED..........................................................................35

11.      CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER............................................................35
         11.1     No Litigation..................................................................................35
         11.2     Representations and Warranties.................................................................35
         11.3     Acquisition of Production Assets...............................................................36
         11.4     Seller's Receipt of Waiver.....................................................................36
         11.5     No Litigation..................................................................................36
         11.6     Representations and Warranties.................................................................36
         11.7     FERC Order.....................................................................................36
         11.8     FERC Abandonment Approval......................................................................36

                                                                                                                PAGE

12.      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER.......................................................36
         12.1     No Litigation..................................................................................36
         12.2     Representations and Warranties at the GIC......................................................36
         12.3     Waivers of Restrictions........................................................................37
         12.4     Disposition of Production Assets...............................................................37
         12.5     No Litigation..................................................................................37
         12.6     Representations and Warranties.................................................................37
         12.7     FERC Abandonment Approval......................................................................37

13.      TERMINATION.............................................................................................37
         13.1     Causes of Termination..........................................................................37
         13.2     Effect of Termination..........................................................................38
         13.3     Unacceptable FERC Abandonment Action...........................................................38

14.      INDEMNIFICATION.........................................................................................39
         14.1     Indemnification By Seller......................................................................39
         14.2     Indemnification By Buyer.......................................................................40
         14.3     INTENTIONALLY DELETED..........................................................................40
         14.4     Notification...................................................................................40
         14.5     Limitation on Damages..........................................................................41
         14.6     Benefit........................................................................................41

15.      MISCELLANEOUS...........................................................................................41
         15.1     Casualty Loss..................................................................................41
         15.2     Third Party Beneficiaries......................................................................42
         15.3     Competition....................................................................................42
         15.4     Notice.........................................................................................42
         15.5     Press Releases and Public Announcements........................................................43
         15.6     Counterparts...................................................................................43
         15.7     Compliance With Express Negligence Test........................................................43
         15.8     Governing Law..................................................................................43
         15.9     Exhibits.......................................................................................44
         15.10    Fees, Expenses, Taxes and Recording............................................................44
         15.11    Assignment.....................................................................................44
         15.12    Entire Agreement...............................................................................44
         15.13    Severability...................................................................................45
         15.14    Captions.......................................................................................45
         15.15    Survival.......................................................................................45

Exhibits:

A                 'B' Contract Documents
1.1(A)-1          Facilities and Related Assets
1.2               Excluded Assets
1.2(A)            Concurrent Use Assets
2.3               Allocation
3.2(A)            Form of Assignment
3.2(B)            Certifications of Non-Foreign Status
3.2(E)            Amendments to GSOA
5.3(B)            Other Agreements (Gas Gathering)
5.3(B)(ii)(6)     Liens
6.9               Bivins Groundwater Report dated May 2001 (URS Corp.)
7.1(D)            Authorization for Expenditure's
7.1(E)            Contractual Restrictions
7.1(F)            Litigation
7.1(I)            Tax Liability
7.1(L)            Valid Agreements
15.15             Survival

                             INDEX OF DEFINED TERMS

                       DEFINED TERM                                     SECTION                       PAGE
                       ------------                                     -------                       ----
1987 Gathering Agreement                                               3.1(A)(i)                        7
2001 Gathering Agreement                                               3.1(A)(i)                        7
Adverse Environmental Condition                                         6.6(A)                         25
Affected Wells                                                         5.6(B)(i)                       22
Agreement                                                              Preamble                         1
Allocated Value/Allocated Values                                          2.3                           6
Assets                                                                    1.1                           1
Asset Taxes                                                           2.2(A)(ii)                        4
Assumed Liabilities                                                       1.3                           3
Base Purchase Price                                                       2.1                           4
'B' Contract                                                           Preamble                         1
'B' Contract Documents                                                 Preamble                         1
Bivins Station Groundwater Matter                                         6.9                          27
Buyer                                                                  Preamble                         1
Buyer Group                                                              14.1                          39
Buyer's Response                                                      5.5(C)(ii)                       19
Casualty                                                                15.1(A)                        42
Casualty Loss                                                           15.1(B)                        42
CIG                                                                    Preamble                         1
CIG System                                                                1.2                           3
CIGPC                                                                 3.1(A)(ii)                        8
CIG's Tariff                                                              9.7                          34
Code                                                                      2.4                           6
Contracts                                                               1.1(B)                          2
Effective Time                                                        2.2(A)(iii)                       5
Excluded Records                                                          9.5                          34

                       DEFINED TERM                                     SECTION                       PAGE
                       ------------                                     -------                       ----
GAC Closing Adjustment Statement                                        4.1(B)                         12
GIC Closing Adjustment Statement                                        4.1(A)                         12
Gathering Assets Closing (GAC)                                            3.2                           9
Gathering Assets Closing Date (GAC Date)                                  3.2                           9
Gathering Initial Closing (GIC)                                           3.1                          10
Gathering Initial Closing Date (CIG Date)                                 3.3                           7
GOF                                                                    3.1(A)(i)                        7
Effective Time                                                        2.2(A)(iii)                       5
Environmental Laws                                                      6.6(C)                         26
Excluded Assets                                                           1.2                           3
Excluded Records                                                          9.5                          34
Facilities                                                              1.1(A)                          2
FERC                                                                    1.1(C)                          2
FERC Abandonment Approval                                                12.7                          37
FTSA                                                                      3.6                          11
Good and Marketable Title                                                 5.3                          16
GSOA                                                                    3.1(B)                          8
Interest                                                              2.2(A)(vii)                       5
LOSS/LOSSES                                                             14.1(A)                        39
NORM                                                                      6.5                          25
Notice                                                                  5.5(A)                         18
Party/Parties                                                          Preamble                         1
Permitted Encumbrances                                                5.3(A)(ii)                       16
Post-GAC Adjustment Statements                                          4.4(A)                         13
Production Assets Closing                                                 3.1                           7
Production Assets PSA                                                     1.2                           3
Purchase Price                                                            2.2                           4
Records                                                                 1.1(H)                          3

                       DEFINED TERM                                     SECTION                       PAGE
                       ------------                                     -------                       ----
Related Assets                                                          1.1(D)                          2
Remediate/Remediation                                                   6.6(B)                         25
Retained Liabilities                                                      1.4                           4
Seller                                                                 Preamble                         1
Seller Group                                                             14.2                          40
Seller's Response                                                      5.5(C)(i)                       19
Tax/Taxes                                                               7.1(I)                         29
Title Consultant                                                      5.5(C)(iii)                      20
Title Defect Hurdle Rate                                                5.5(A)                         19
Title Defect Value                                                      5.6(B)                         22
Valid Title Defect                                                      5.5(A)                         19
Value Consultant                                                      5.5(C)(iv)                       20
Westpan                                                               3.1(A)(ii)                        8
Wells                                                                  5.6(B)(i)                       22

                           PURCHASE AND SALE AGREEMENT


         This Purchase and Sale Agreement (this "Agreement") is entered into this 13th day of April, 2002, by and between COLORADO INTERSTATE GAS COMPANY a Delaware corporation ("CIG"), and ("Seller") and PIONEER NATURAL RESOURCES USA, INC., a Delaware corporation, ("Buyer," and "Buyer" includes any qualified party designated by Buyer to acquire all or part of the Assets but only to the extent related to the Assets acquired by said designee). Buyer and Seller are collectively referred to herein as the "Parties" and sometimes individually referred to as a "Party."


                                    RECITALS:

A. Seller desires to sell to Buyer certain gas gathering facilities and related easements and other real and personal property interests on the terms and conditions set forth in this Agreement.

B. Seller and Buyer (and/or Seller's and Buyer's affiliates) are parties to certain agreements and other instruments related to such properties and assets ("'B' Contract"), which agreements and other instruments are identified on Exhibit "A" to this Agreement ("'B' Contract Documents").

C. Buyer desires to purchase or have its designee purchase from Seller such assets on the terms and conditions set forth in this Agreement.

                                   WITNESSETH:

         In consideration of the mutual agreements contained in this Agreement, Buyer and Seller agree as follows:

1.       SALE AND PURCHASE OF THE ASSETS.

1.1 Acquired Assets. Subject to the terms and conditions of this Agreement, Seller agrees to sell, convey and deliver to Buyer and Buyer agrees to purchase and acquire or cause its designee to purchase and acquire from Seller all of Seller's right, title and interest in and to the following (collectively, the "Assets"):

         (A) All of the real, personal and mixed property and facilities comprising Seller's Panhandle Field gas gathering system which is that Seller-owned gathering system located in Potter, Moore, Hutchinson, Carson, Oldham and Hartley Counties, Texas, including, without limitation, the pipelines, compression and other equipment, machinery, tanks, pumps, engines, heaters, meters, liquid handling facilities, tools, fire equipment, parts, pipe, supplies and other tangible personal property relating to or necessary for or used in connection with such gathering system, including pipelines and related property used to deliver processed fuel gas to compressors that are part of such gathering system, and all as more fully described and depicted in Exhibit 1.1(A)-1 (collectively "Facilities").

         (B) To the extent assignable and applicable to the Facilities, all licenses, gas gathering agreements and processing agreements to the extent that the same pertain or relate to periods after the GIC Date, as hereinafter defined, except as provided in Section 3.1(E)(iii), operating agreements, options, leases of equipment or facilities, utility contracts and intrastate gas transportation agreement between Seller, as shipper, and OneOK, as transporter, which are owned by Seller, in whole or in part, and are appurtenant to or necessary to the operation of the Facilities (collectively, the "Contracts"). The Contracts include, (except to the extent previously assigned to Buyer, and as set forth in
              Section 4.6 and on Exhibit 1.2): (i) the 'B' Contract Documents and all of Seller's rights and obligations thereunder; and (ii) the gas gathering and other agreements identified on Exhibit 5.3(B) and all of Seller's rights and obligations thereunder.

         (C) To the extent assignable, all governmental permits, licenses and authorizations (excluding those from the Federal Energy Regulatory Commission or its predecessor ["FERC"]), as well as any applications for the same, related to the Facilities or the use thereof.

         (D) All of the real, personal and mixed property and facilities located in, on or adjacent to the Facilities or used solely in the operation thereof which are owned by Seller, in whole or in part, including, without limitation, the easements, rights of way, fee interests, buildings, surface leases and other rights, privileges, benefits and powers with respect to the use and occupation of the surface of the land covered by the Facilities described and depicted in Exhibit 1.1(A)-1 ("Related Assets").

         (E) All tenements, hereditaments and appurtenances belonging to or arising from the Assets and not otherwise excluded herein.

         (F) All rights and benefits, intangible and tangible, pertaining to the Assets and all warranties and indemnities in favor of Seller or its predecessors in interest from other parties relating to the Assets;

         (G) Every other interest in or pertaining to the Facilities and the Assets even if not described, or not fully or accurately described herein, it being the intent of Seller and Buyer that Buyer receive all of Seller's interest and that Seller retain no such interest except as expressly provided otherwise herein.

         (H) All of Seller's files, records and data (including electronic and physical records and data) relating to the items described in subsections (A), (B), (C), (D), (E), (F) and (G) above, including, without limitation, title records (title curative documents); surveys, maps and drawings; contracts;

              correspondence; except: (i) to the extent the transfer, delivery or copying of such records may be restricted by contract with a third party; (ii) all documents and instruments of Seller that may be protected by a legal privilege, including without limitation the attorney-client privilege and the work product privilege; and
              (iii) all accounting and Tax files, books, records, Tax returns and Tax work papers related to such items [collectively the "Records"]. Seller represents that to the best of its knowledge there are no records meeting the description in Section 1.1(H)(i).

         If any of the foregoing items listed in Sections 1.1(B) and (D) are not assignable, Seller shall hold such non-assignable items as nominee for Buyer.

1.2 Excluded Assets and Concurrent Use Assets. Notwithstanding the foregoing, the Assets shall not include, and there is excepted, reserved and excluded from the purchase and sale contemplated herein:
         (i) those items listed in Exhibit 1.2 (the "Excluded Assets"); and (ii) the assets conveyed to Buyer pursuant to that certain Purchase and Sale Agreement dated April 8, 2002, between Buyer, Seller and Seller's affiliates ("Production Assets PSA"). It is the intent of Buyer and Seller that Seller retain all rights and interests relating solely to Seller's FERC-jurisdictional transmission system ("CIG System") even if not fully or accurately described in Exhibit 1.2 hereto. In addition,
         Exhibit 1.2(A) sets forth provisions regarding facilities and property that are or may be used concurrently in the operation of the Facilities as well as the CIG System.

1.3 Assumed Liabilities. Except as provided otherwise in this Agreement, or for matters for which an accounting or other adjustment is made pursuant to this Agreement, or for which provision is made in another agreement, on and after the GAC, Buyer shall assume and agree to timely and fully pay, perform and otherwise discharge, all of the liabilities and obligations of Seller and its successors, assigns or representatives, direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, which relate, directly or indirectly, to the Assets (other than the Excluded Assets), to the extent such liabilities and obligations accrue on or after the GAC and Buyer also assumes certain liabilities for the pre-Effective Time regarding environmental issues as described in Article 6 (collectively, the "Assumed Liabilities"). Notwithstanding the foregoing, Assumed Liabilities shall not include, and there is excepted, reserved and excluded from such liabilities assumed by Buyer, the liabilities and obligations for which Seller indemnifies Buyer against pursuant to Article 14.

1.4 Retained Liabilities. Except as provided otherwise in this Agreement, or for matters which an accounting or other adjustment is made pursuant to this Agreement, or for which provision is made in another agreement, on and after the GAC, Seller shall retain and agree to timely and fully pay, perform and otherwise discharge, all of the liabilities and obligations of Seller and its, successors, assigns or representatives, direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, which relate, directly or indirectly, to the Excluded Assets, whenever accruing or occurring and Seller also retains certain liabilities for the pre-Effective Time regarding environmental issues as described in Article 6 (collectively, the "Retained Liabilities"). Notwithstanding the foregoing, Retained Liabilities shall not include, and there is excepted, reserved and excluded from such liabilities assumed by Seller, the liabilities and obligations for which Buyer indemnifies Seller against pursuant to Article 14.

1.5 'B' Contract Document Effect. Sections 1.3 and 1.4 above shall take into account the gain or benefit which either Party would have received and/or the loss or burden for which either Party would be obligated under the terms of the 'B' Contract Documents up to the Effective Time as if this Agreement had not been executed, except as otherwise expressly provided in this Agreement.

1.6 Pre-Effective Time 'B' Contract Rights and Obligations. Except as otherwise provided in this Agreement (including Article 6), Seller and Buyer reserve all rights, obligations and claims under the 'B' Contract Documents with respect to the period prior to the Effective Time as the terms of the 'B' Contract Documents exist on the Effective Time.

2.       PURCHASE PRICE.

2.1 Purchase Price. The purchase price for the Assets is Nineteen Million Five Hundred Thousand Dollars ($19,500,000.00) (the "Base Purchase Price"), subject to the adjustments provided for herein.

2.2 Adjustments to the Base Purchase Price. At the Gathering Initial Closing and as adjusted for changes as of the GAC, appropriate adjustments to the Base Purchase Price shall be made as follows in accordance with Section 4.1 (as adjusted, the "Purchase Price"):

         (A) The Base Purchase Price shall be adjusted upward by:

             (i) an amount equal to the amount of proceeds derived from the gathering of Oil and Gas actually received by Buyer and directly attributable to the Facilities which are, in accordance with generally accepted accounting principles, attributable to the period of time prior to the Effective Time and attributable to Seller pursuant to Section 4.2;

             (ii) Asset Taxes which are attributable to periods (or portions thereof) beginning on or after the Effective Time and ending on the GAC, other than such Taxes which are assumed and paid by Buyer. For purposes of this Agreement, "Asset Tax" shall mean any Tax in the nature of an ad valorem tax which is attributable to any Asset. An adjustment for Asset Taxes will not be included in the GIC Closing Statement;

             (iii) an amount equal to the costs, expenses, and other expenditures (whether capitalized or expensed) paid by Seller in the ordinary course of business in accordance with this Agreement that are attributable and chargeable to the Assets for the period from 9:00 a.m. (Central Time) on July 1, 2002 (the "Effective Time") to the Gathering Initial Closing Date;

             (iv)    [INTENTIONALLY DELETED]

             (v)     [INTENTIONALLY DELETED]

             (vi)    [INTENTIONALLY DELETED]

             (vii) interest on the adjusted Base Purchase Price in an amount equal to the lesser of (A) the prime rate of Chase Manhattan Bank, N.A., plus two percent (2%) or (B) the maximum legal rate (the "Interest"), with such Interest accruing from the Effective Time until the actual Gathering Initial Closing Date, compounded daily, to the extent that the conditions set forth in Article 11 have been satisfied or waived and Buyer improperly refuses or fails to proceed to Gathering Initial Closing on or before the scheduled Gathering Initial Closing Date set forth in Section 3.1, other than as a result of Seller's breach of this Agreement or Seller's improper refusal or failure to proceed to Gathering Initial Closing on or before the scheduled Gathering Initial Closing Date. Interest shall not be applied to the changes in the adjusted Base Purchase Price that relate to period of time from the GIC to the GAC anticipated in Section 2.2(A)(ii);

             (viii)  [INTENTIONALLY DELETED]

             (ix)    [INTENTIONALLY DELETED]

             (x) any other amount agreed upon in writing by Seller and Buyer.

             Provided, however, any upward adjustment to the Base Purchase Price shall take into account the gain or benefit which Seller would have received and or loss or burden for which Seller would be obligated under the terms of the 'B' Contract Documents up to the Effective Time as if this Agreement had not been executed, except as otherwise provided in this Agreement.

         (B) The Base Purchase Price shall be adjusted downward by:

             (i) an amount equal to the amount of proceeds derived from the gathering of Oil and Gas, actually received by Seller and directly attributable to the Facilities which are, in accordance with generally accepted accounting principles, attributable to the period of time from and after the Effective Time and attributable to Buyer pursuant to Section 4.2;

             (ii)    [INTENTIONALLY DELETED]

             (iii) an amount equal to all expenditures, liabilities and costs assumed by Buyer relating to the Assets that are unpaid as of the GIC Date and assessed for or attributable to periods of time prior to the Effective Time provided that to the extent the actual amounts cannot be determined prior to the agreement of Buyer and Seller with respect to the GIC Closing Adjustment Statement, a reasonable estimate of such expenditures, liabilities and costs shall be used (and to such extent Buyer shall assume the liability and responsibility for payment of such estimate);

             (iv)    [INTENTIONALLY DELETED]

             (v) all amounts related to Title Defects as determined pursuant to Section 5.6 and Casualty Losses as determined pursuant to Section 15.1; and

             (vi) any other amount agreed upon in writing by Seller and Buyer.

                  Provided however, any downward adjustment to the Base Purchase Price shall take into account the loss or exposure which Buyer would have incurred and/or loss or burden for which Buyer would be obligated under the terms of the 'B' Contract Documents, up to the Effective Time as if this Agreement had not been executed, except as provided otherwise in this Agreement.

2.3 Allocation. The Base Purchase Price shall be allocated to the Assets as set forth in Exhibit 2.3. Seller and Buyer covenant and agree that the values allocated to various portions of the Assets, which are set forth on Exhibit 2.3 (singularly with respect to each item, the "Allocated Value" and collectively, the "Allocated Values"), shall be binding on Seller and Buyer and shall be used only for the purposes of adjusting the Base Purchase Price pursuant to Sections 5.6 (relating to Title Defects) and 15.1 (relating to Casualty Losses) and is not intended as a measure of value for any other purpose.

2.4 Allocation For Tax Purposes. For the purpose of making the requisite filings under Section 1060 of the Internal Revenue Code of 1986, as amended, (the "Code") and the regulations thereunder, Seller and Buyer shall, within one hundred-twenty (120) days following the Gathering Assets Closing Date, agree to allocate, in a manner consistent with the allocation set forth on Exhibit 2.3, the Base Purchase Price (as adjusted by Section 2.2) and all Assumed Obligations among the Assets. Seller and Buyer each agree to report the federal, state and local income and other Tax consequences of the transactions contemplated herein, and in particular to report the information required by Section 1060(b) of the Code, and to jointly prepare Form 8594 (Asset Acquisition Statement under Section 1060) in a manner consistent with such allocation and shall not take any position inconsistent therewith upon examination of any Tax return, in any refund claim, in any litigation, investigation or otherwise unless required to do so by applicable law after notice to the other Party or with such other Party's prior consent. Seller and Buyer shall each furnish the other a copy of Form 5894 (Asset Acquisition Statement under Section 1060) proposed to be filed with the Internal Revenue Service by such Party or any affiliate thereof within 10 days prior to the filing of such form with the Internal Revenue Service.

2.5 No Double-Dipping. In no event shall any upward or downward adjustment be made to the Base Purchase Price or the Purchase Price to the extent such adjustment is made in computing the Base Purchase Price or the Purchase Price under the Production Assets PSA or has otherwise been either received or paid to either Buyer or Seller pursuant to the terms of this Agreement or the GSOA.

3.   CLOSING.

3.1 Gathering Initial Closing. The "Gathering Initial Closing" or "GIC" shall occur at the same time as the closing of the purchase and sale of assets described in the Production Assets PSA ("Production Assets Closing"), subject to the occurrence of each of the following: (i) the fulfillment or waiver of the Conditions Precedent set forth at Articles 11 and 12; and (ii) the absence of any termination pursuant to Article 13 or Section 15.1. Upon and after the GIC:

         (A) Buyer shall be entitled to receive from Seller, and be placed in the same economic position by Seller (i.e., with the benefits and detriments associated therewith) as if Buyer had owned the Assets beginning as of the Effective Time and continuing to the GAC. In furtherance thereof, upon and after the occurrence of GIC:

             (i) Seller shall waive in writing the gathering fee as described in Article III (including all Field Fuel costs as described in Article IV) due Seller by Buyer under the terms of the 2001 Gathering Agreement dated February 1, 2001, between Buyer and Seller ("2001 Gathering Agreement") and the Gathering Agreement dated May 29, 1987, in Section III, as amended, between Buyer and Seller ("1987 Gathering Agreement"), to the extent such amounts are applicable to the period from and after the Effective Time through the Gathering Asset Closing. Buyer shall waive in writing the Gathering Operations Fee ("GOF") provided for in the GSOA, in consideration of the fee to be paid Buyer provided for in Section 4.3.

             (ii) Seller shall further waive in writing at the GIC any rights it may have, if any, to all amounts due Seller from Westpan NGL Co. ("Westpan"), to the extent such amounts are applicable to the period from and after the Effective Time through the Gathering Asset Closing, under the terms of the 1996 Agreement, as amended, among Seller, Buyer, CIG Production Company, L.P. ("CIGPC") and Westpan.

             (iii) Seller shall pay to Buyer monthly an amount equal to all amounts billed by Seller during the previous month by reason of the gathering of gas for third parties through the Assets.

             (iv) Except as provided in this Section 3.1 and in the GSOA, Buyer shall be responsible for the out of pocket costs of operating and maintaining the Facilities, and shall reimburse Seller the costs associated with owning the Facilities from and after the Effective Time until GAC (other than costs associated with Seller's pursuit of the FERC Abandonment Approval).

             (v) Seller shall deliver an amendment to the GSOA as provided in Exhibit 3.2(E).

         (B) Buyer shall continue to operate and maintain Seller's Panhandle Field gas gathering system pursuant to the terms of the Gathering System Operating & Maintenance Agreement dated May 1, 2001, as amended, between Seller and Buyer ("GSOA") until the GAC. Buyer shall continue to pay for transportation of fuel gas volumes pursuant to the provisions of item 7 of Exhibit "A" to the 2001 Gathering Agreement, except that the rate shall be $.03 per decatherm.

         (C) Buyer shall pay Seller the sum of $23,000 per month for continuance of Seller's performance of its obligations under the GSOA from and after the Effective Time through the Gathering Asset Closing. Such amount shall be Seller's sole compensation for performing such obligations during such period, and such obligations shall be excluded from consideration in determining whether Buyer and Seller are, as of the GAC, in fact in the same economic position as if Buyer had owned the Assets as of the GIC.

         (D) Seller shall, for the amounts listed in Sections 3.1(A)(iii), 3.1(A)(iv) and 3.1(C), net the amounts with the amounts due Seller. For any net amount due to Buyer, Seller shall remit such amounts to Buyer by the 20th day of the following month. Should such net amount result in an amount due Seller by Buyer, an invoice detailing such amounts due shall be prepared by Seller by the 20th day of the following month and paid by Buyer to Seller by the last day of the same month.

         (E)  At the GIC:

             (i) Seller shall assign or release, as requested by Buyer, to Buyer all of Seller's rights and obligations from and after the Effective Time in and under the intrastate gas transportation agreement between Seller, as shipper, and OneOK, as transporter, dated November 1, 1999, for the PFC #6 fuel gas volumes. If release is requested by Buyer prior to GAC, Buyer will pay any release fees required in the OneOK agreement covering the period from the Effective Time.

             (ii) Seller shall execute and deliver to Buyer a memorandum suitable for recording in the real property records of the counties in which the Facilities are located, reflecting the execution by the Parties of this Agreement.

             (iii) Buyer shall enter into a natural gas gathering agreement with Seller to gather all gas owned by Buyer. Such agreement shall be Seller's standard form gas gathering agreement for new service on the Facilities, and shall provide for a rate of $.25 per Mcf, or the minimum FERC rate if greater, and Buyer, as contract operator, will provide compressor fuel in-kind and such provision of compressor fuel shall be deemed to meet the FERC tariff fuel gas requirement. The term of such agreement shall be from the period beginning on the GIC Date and ending on the GAC Date.

         (F) Seller shall continue to remain responsible for compliance with all applicable FERC rules and regulations and Buyer shall cooperate with Seller to effect such compliance.

3.2 Gathering Assets Closing. Subject to the Conditions Precedent set forth at Articles 11 and 12 and any termination pursuant to Article 13 or
         Section 15.1, the sale and purchase of the Assets ("Gathering Assets Closing" or "GAC") shall -unless otherwise agreed - be held on the first day of the month following ten (10) business days after FERC Abandonment Approval ("Gathering Assets Closing Date" or "GAC Date"). At the Gathering Assets Closing, Seller shall deliver to Buyer:

         (A) Duly executed copies of an Assignment(s) and Bill of Sale, substantially in the form attached hereto as Exhibit 3.2(A) and such other deeds, conveyances or instruments in forms consistent with the terms of this Agreement (which forms Seller shall provide advance copies of to Buyer at least five (5) business days before the GAC), effecting the sale, transfer, conveyance and assignment of the Assets to Buyer or Buyer's designee (which for purposes of this Agreement shall be a duly qualified designee of Buyer), in sufficient multiple originals to allow for recording in all appropriate jurisdictions;

         (B) A Certification of Non-Foreign Status substantially in the form attached hereto as Exhibit 3.2(B).

         (C) A certificate by an authorized corporate officer of Seller, dated as of the GAC, certifying on behalf of Seller that the conditions set forth in Sections 7.1(A) and 7.1(B) have been fulfilled;

         (D) A certificate duly executed by the secretary or any assistant secretary of Seller, dated as of the GAC, (i) attaching and certifying on behalf of Seller complete and correct copies of (A) the certificate of incorporation and the bylaws of Seller, each as in effect as of the GAC, (B) the resolutions of the Board of Directors of Seller, if required, authorizing the execution, delivery, and performance by Seller of this Agreement and the transactions contemplated hereby, and (C) any required approval by the stockholders of Seller of this Agreement and the transactions contemplated hereby and (ii) certifying on behalf of Seller the incumbency of each officer of Seller executing this Agreement or any document delivered in connection with the GAC:

         (E)  [INTENTIONALLY DELETED].

         (F)  [INTENTIONALLY DELETED].

         (G)  Possession of the Assets.

         Except as otherwise agreed, the GAC will take place at the offices of Seller at 2 North Nevada Avenue, Colorado Springs, CO 80903.

3.3 Delivery By Buyer. At the transfer to Buyer described in Section 3.1(A) ("Gathering Initial Closing" or "GIC"), Buyer shall deliver to Seller or Seller's designee the Purchase Price set forth in the Closing Adjustment Statement by wire transfer in immediately available funds. Seller shall provide wiring instructions to Buyer at least five (5) business days prior to the date the Gathering Initial Closing occurs (anticipated to be July 1, 2002) ["Gathering Initial Closing Date" or "GIC Date"].

         Buyer shall also provide at the GIC:

         (A) A certificate by an authorized corporate officer of Buyer, dated as of the GIC, certifying on behalf of Buyer that the conditions set forth in Sections 8.1(A) and 8.1(B) have been fulfilled.

         (B) A certificate duly executed by the secretary or any assistant secretary of Buyer, dated as of the GIC, (i) attaching and certifying on behalf of Buyer complete and correct copies of (A) the certificate of incorporation and the bylaws of Buyer, each as in effect as of the GIC, (B) the resolutions of the Board of Directors of Buyer if required, authorizing the execution, delivery, and performance by Buyer of this Agreement and the transactions contemplated hereby, and (C) any required approval by the stockholders of Buyer of this Agreement and the transactions contemplated hereby and (ii) certifying on behalf of Buyer the incumbency of each officer of Buyer executing this Agreement or any document delivered in connection with the GIC.

         (C)  An amendment to the GSOA in the form set forth as Exhibit 3.2(E).

3.4 Further Cooperation. At the Gathering Initial Closing as well as the GAC and thereafter as may be necessary, Seller and Buyer shall execute and deliver such other instruments and documents and take such other actions as may be reasonably necessary to evidence and effectuate the transactions contemplated by this Agreement.

3.5 Notice of Breach. Seller and Buyer, until the GIC and the GAC, respectively, agree as follows:

         (A) Buyer shall notify Seller promptly if Buyer believes that any representation or warranty of Seller contained in this Agreement is untrue in any material respect or will be untrue in any material respect as of the Gathering Initial Closing Date or the GAC Date, respectively, or that any covenant or agreement to be performed or observed by Seller prior to or on the Gathering Initial Closing Date or the GAC Date, respectively, has not been so performed or observed in any material respect.

         (B) Seller shall notify Buyer promptly if Seller believes that any representation or warranty of Buyer contained in this Agreement is untrue in any material respect or will be untrue in any material respect as of the Gathering Initial Closing Date or the GAC Date, respectively, or that any covenant or agreement to be performed or observed by Buyer prior to or on the Gathering Initial Closing Date or the GAC Date, respectively, has not been so performed or observed in any material respect.

         (C) If any such asserted breach of representation, warranty, covenant or agreement shall (if curable) be cured by the Gathering Initial Closing (or, if Gathering Initial Closing does not occur, by the date set forth in Section 13.1 (b)) or be cured before the GAC (in the case of notices delivered after the Gathering Initial Closing Date but before the GAC Date), then such breach shall be considered not to have occurred for all purposes of this Agreement.

3.6 Post-GAC Fuel Transportation. At the GAC, Seller and Buyer shall enter into a Firm Transportation Service Agreement pursuant to the provisions of Rate Schedule TF-1 of CIG's FERC Gas Tariff ("FTSA") for the transportation of gas needed for fuel in certain compressors that are part of the Assets. The FTSA shall contain the following material provisions:

         Term: From and after the GAC to the date which is two years after the GAC.

         Rate: From Big Canyon to Fourway, the rate shall be CIG's minimum commodity rate, plus applicable fuel when actually consumed, lost and unaccounted-for volumes and applicable surcharges, with such rate payable only on volumes actually transported. The rate to other points of delivery shall, unless otherwise agreed, be the maximum rate under Rate Schedule FT-1 of CIG's Tariff.

         Maximum Daily Quantity:  6,500 Dth/day

4.       ACCOUNTING ADJUSTMENTS

4.1      Closing Adjustments.

         (A) With respect to matters that can be determined as of the GIC, Seller shall prepare, in accordance with the provisions of the Agreement and this Article 4, a statement (the "GIC Closing Adjustment Statement") with relevant supporting information setting forth each adjustment to the Base Purchase Price submitted by Seller. Seller shall submit the GIC Closing Adjustment Statement to Buyer, together with all records or data supporting the calculation of amounts presented on the GIC Closing Adjustment Statement, no later than five (5) business days prior to the scheduled GIC Date. Prior to the GIC, Buyer and Seller shall review the adjustments proposed by Seller in the GIC Closing Adjustment Statement. Agreed upon adjustments shall be taken into account in computing any adjustments to be made to the Base Purchase Price at the GIC. When available, actual figures will be used for the adjustments at the GIC. To the extent actual figures are not available, estimates shall be used subject to final adjustments as described in Section 4.4 below.

         (B) With respect to matters that can be determined as of the GAC, Seller shall prepare, in accordance with the provisions of the Agreement and this Article 4, a statement (the "GAC Closing Adjustment Statement") with relevant supporting information setting forth each adjustment to the Base Purchase Price submitted by Seller. Seller shall submit the GAC Closing Adjustment Statement to Buyer, together with all records or data supporting the calculation of amounts presented on the GAC Closing Adjustment Statement, no later than five (5) business days prior to the scheduled GAC Date. Prior to the GAC, Buyer and Seller shall review the adjustments proposed by Seller in the GAC Closing Adjustment Statement. Agreed upon adjustments shall be taken into account in computing any adjustments to be made to the Base Purchase Price at the GAC. When available, actual figures will be used for the adjustments at the GAC. To the extent actual figures are not available, estimates shall be used subject to final adjustments as described in Section
              4.4 below.

4.2 Metering. Seller or its contract operator will cause the meter charts on the Facilities to be read as of the Effective Time.

4.3      Pioneer Management Fee.

         (A) For volumes gathered between GIC and GAC, Seller shall pay Buyer, on or about the 20th of the subsequent month, an amount equal to the gathering revenues received by Seller from Buyer pursuant to the FERC gathering agreement described in Section 3.1(E)(iii) as an approximation to recompense Buyer's out-of-pocket field operating costs for operating Seller's Facilities.

         (B) For cash balancing purposes, the monthly amounts due both Buyer and Seller under Section 3.1(E)(iii) and Section 4.3(A) may be netted.

4.4      Post-GAC Closing Adjustments.

         (A) A post-GAC closing adjustment statement (the "Post-GAC Adjustment Statements") shall be prepared and delivered by Seller to Buyer within one hundred twenty (120) days after the GAC, proposing further adjustments to the calculation of the Purchase Price based on the information then available. Seller or Buyer, as the case may be, shall be given access to and shall be entitled to review and audit the other Party's records pertaining to the computation of amounts claimed in such Post-GAC Adjustment Statements.

         (B) Within sixty (60) days after receipt of the Post-GAC Adjustment Statement, Buyer shall deliver to Seller a written statement describing in reasonable detail its objections (if any) to any amounts or items set forth on the Post-GAC Adjustment Statement. If Buyer does not raise objections within such period, then the Post-GAC Adjustment Statement shall become final and binding upon the Parties at the end of such period.

         (C) If Buyer raises objections, the Parties shall negotiate in good faith to resolve any such objections. If the Parties are unable to resolve any disputed item within sixty (60) days after Buyer's delivery of its objections to the Post-GAC Adjustment Statement, any such disputed item shall be submitted to a nationally recognized independent accounting firm mutually agreeable to the Parties who shall be instructed to resolve such disputed item within thirty (30) days. The resolution of disputes by the accounting firm so selected shall be set forth in writing and shall be conclusive, binding and non-appealable upon the Parties and the Post-GAC Adjustment Statement shall become final and binding upon the Parties on the date of such resolution. The fees and expenses of such accounting firm shall be paid one-half by Buyer and one-half by Seller.

         (D) After the Post-GAC Adjustment Statement has become final and binding on the Parties, Seller or Buyer, as the case may be, shall
              - within ten (10) days thereafter - pay to the other such sums as are due to settle accounts between the Parties due to differences between the adjusted Purchase Price paid pursuant to the Closing Adjustment Statement and the actual Purchase Price set forth on the Post-GAC Adjustment Statement.

         (E) The Post-GAC Adjustment shall be based on the actual income and expenses of the Parties. The Post-GAC Adjustment is intended to place the Parties in the same economic position as if Buyer had owned the Assets as of the GIC.

4.5 Suspended Funds. At least ten (10) days prior to the GIC, Seller shall provide to Buyer a listing showing all proceeds from gathering through the GIC Date attributable to the Facilities which are currently held in suspense and shall transfer to Buyer at GIC and GAC all of those suspended proceeds. UPON AND AFTER GIC AND GAC, Buyer shall be responsible for proper distribution of all the suspended proceeds to the extent turned over to it by Seller, to the parties lawfully entitled to them AND ANY CLAIMS RELATED THERETO, and BUYER hereby agrees, ON AND AFTER GIC, to indemnify, defend and hold harmless Seller from and against any and all claims, liabilities, losses, costs and expenses arising out of or relating to BUYER'S HANDLING OF those suspended proceeds PAID TO IT BY SELLER. Seller represents that to the date of this Agreement there are no such proceeds held in suspense.

4.6 Audit Adjustments. Buyer and Seller waive all rights to "true up" adjustments and audit for the year 2002 to the gathering fee under the 2001 Gathering Agreement, and the gathering fee under the 1987 Gathering Agreement and the GOF under the GSOA. For all periods prior to 2002, Buyer and Seller retain all rights to adjustments to charges and volumes that may be due one another under any other 'B' Contract Document but all audits must be completed and report submitted on or before December 31, 2002, however, during the audit process Seller shall provide timely responses to Buyer's requests for information related to said audit.

4.7 Asset Tax Refunds. Refunds of Asset Taxes paid (or to the extent payable but not paid due to offset against other Taxes) with respect to or attributable to the Assets shall be promptly paid by the Party receiving the benefit of the payment or offset as follows: (i) to Seller and distributed pursuant to the 'B' Contract Documents if attributable to Asset Taxes with respect to any Tax year or portion thereof ending on or before the Effective Time; and (ii) to Buyer if attributable to

         Asset Taxes with respect to any Tax year or portion thereof beginning from and after the Effective Time.

4.8      [INTENTIONALLY DELETED].

4.9 Cooperation. Each Party covenants and agrees to promptly inform the other with respect to amounts owing under Sections 4.4, 4.6, 4.7 and this 4.9 hereof. Further, upon and after the GIC and subject to and except as provided otherwise under the terms of this Agreement and except to the extent for which adjustments or an accounting under this Agreement has been made, all monies, refunds, proceeds, receipts, credits, receivables, accounts and income attributable to the Assets
         (a) for all periods of time from and after the Effective Time shall be the property and entitlement of Buyer, and, to the extent received by Seller after the Effective Time, Seller shall fully disclose and account therefor to Buyer promptly, and (b) for the period of time prior to the Effective Time shall be the sole property and entitlement of Seller and to the extent received by Buyer after the Effective Time, Buyer shall fully disclose and account therefor to Seller promptly and, similarly, (c) all operating expenses and capital expenditures (except as provided in the GSOA) incurred in the ownership and operation of the Assets in the ordinary course of business prior to the Effective Time shall be the sole responsibility of Seller and Seller shall promptly pay, or if paid by Buyer, promptly reimburse Buyer for same and (d) to the extent incurred in the ownership or operation of the Assets in ordinary course of business after the Effective Time shall be the sole obligation of Buyer and Buyer shall promptly pay, or if paid by Seller promptly reimburse Seller for same. Notwithstanding the foregoing sentences in this Section 4.9, this Section 4.9 shall take into account the gain or benefit which either Party would have received and/or the loss or burden for which either Party would be obligated under the terms of the 'B' Contract Documents up to the Effective Time as if this Agreement had not been executed except as provided otherwise in this Agreement.

4.10     [INTENTIONALLY DELETED].

5.       DUE DILIGENCE; TITLE MATTERS.

5.1 General Access. Beginning on the second business day after the date of this Agreement and ending on the 14th day prior to the GIC, Seller shall:

         (A) Give Buyer and its representatives, employees, consultants, independent contractors, attorneys and other advisors reasonable access to the Assets and reasonable access by telephone or in person to Seller's personnel with knowledge of the Assets or operations thereof (including, but not limited to, division orders, land administration, accounting, regulatory, and measurements) during regular office hours for any and all inspections and investigations and to the extent such contact with Seller's personnel does not unreasonably interfere with the ongoing operations of Seller.

         (B) Use reasonable efforts to obtain and submit to Buyer or its representatives as promptly as practicable, copies of such documents as Buyer may reasonably request.

         (C) Furnish to Buyer all other information with respect to the Assets as Buyer may from time to time reasonably request, unless Seller is prohibited therefrom by any agreement, contract, applicable privilege, obligation or duty by which it is bound or by the necessity of any third party approval; provided that, if requested by Buyer, Seller shall use reasonable efforts to obtain the waiver of any such prohibition or the granting of any such approval.

5.2 Seller's Title. The documents to be executed and delivered by Seller to Buyer transferring the Assets to Buyer shall be subject to the Permitted Encumbrances and shall be substantially in the form set forth in Exhibit 3.2(A) modified to conform to this Agreement, recognizing however, that some instruments may be in or on a form required by governmental agencies. Seller shall warrant and defend unto Buyer the title to the Assets as Good and Marketable against every person lawfully claiming the Assets or any part thereof, by, through or under Seller, but not otherwise. However, all of Seller's interests in the Assets are to be sold AS IS AND WHERE IS AND WITHOUT WARRANTY OF MERCHANTABILITY, CONDITION OR FITNESS FOR A PARTICULAR PURPOSE, EITHER EXPRESS OR IMPLIED.

5.3 Good and Marketable Title. As used herein the term "Good and Marketable" title shall mean to the Facilities and Related Assets, 100% ownership and full economic benefit thereof.

         (A)  That title of Seller to the Assets:

             (i) At the GIC, is free and clear of liens and encumbrances (except for Permitted Encumbrances as defined in subsection
                     (ii) below) and (a) with respect to real property interests to be transferred to Buyer, real property interests are of record (or deemed to be of record, constructively or otherwise) in the relevant counties or governmental offices; and (b) with respect to any consent rights, such rights have been waived and consents obtained from all necessary third parties.

             (ii) As used herein the term "Permitted Encumbrances" shall mean any one (1) or more of the following described below or created or described in documents described below:

                     (1) The terms and conditions of the easements, rights of way, fee interest and surface leases or the oil and gas leases described under the Production Assets PSA insofar as such oil and gas leases grant surface access being conveyed hereunder, that individually or in the aggregate do not reduce Seller's title to less than Good and Marketable Title, reduce the value of any Asset or otherwise (except for due to the conduct of Buyer) interfere with the current or future and uninterrupted use of the Assets or any part thereof;

                     (2) The terms and provisions of the 'B' Contract Documents and the gas purchase, sales, processing and other agreements identified on Exhibit 5.3(B);

                     (3)  [INTENTIONALLY DELETED].

                     (4) Except as provided in Exhibit 5.3 (B), the sales contracts terminable without penalty upon no more than thirty (30) days notice to the purchaser;

                     (5) Required third party consents to assignment and similar agreements with respect to which waivers or consents are obtained from the appropriate parties, or the appropriate time period for asserting any such right has expired without an exercise of the right;

                     (6) Materialman's, mechanic's, repairman's, employee's, contractor's, operator's and other similar liens or charges arising in the ordinary course of business for obligations that are not delinquent or that will be paid and discharged in the ordinary course of business, or if delinquent, that are being contested in good faith by appropriate action and which are listed on Exhibit 5.3(B)(ii)(6);

                     (7) All rights to consent by, required notices to, filings with, or other actions by governmental entities in connection with the sale or conveyance of easements, rights of way and surface leases or interests therein if they are routinely obtained subsequent to the sale or conveyance;

                     (8) Easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations that individually or in the aggregate do not reduce Seller's title to less than Good and Marketable Title, reduce the value of any Asset or otherwise (except for due to the conduct of Buyer) interfere with the current or future and uninterrupted use of the Assets or any part thereof;

                     (9) All operating agreements affecting the Assets that are either (i) of record in Seller's chain of title or
                          (ii) reflected in the

                          Records, that individually or in the aggregate do not reduce Seller's title to less than Good and Marketable Title, reduce the value of any Asset or otherwise (except for due to the conduct of Buyer) interfere with the current or future and uninterrupted use of the Assets or any part thereof;

                     (10) Conventional rights of reassignment prior to release
                          or surrender requiring notice to the holders of the rights;

                     (11) All rights reserved to or vested in any governmental, statutory or public authority to control or regulate any of the Assets in any manner, and all applicable laws, rules and orders of governmental authority;

                     (12) All agreements affecting the Assets that are of record in Seller's chain of title or are reflected in the Records that individually or in the aggregate do not reduce Seller's title to less than Good and Marketable Title, reduce the value of any Asset or otherwise (except for due to the conduct of Buyer) interfere with the current or future and uninterrupted use of the Assets or any part thereof;

                     (13) All other liens, charges, encumbrances, contracts,
                          agreements, obligations, defects and irregularities affecting the Assets that individually or in the aggregate do not reduce Seller's title to less than Good and Marketable Title, reduce the value of any Asset or otherwise (except for due to the conduct of Buyer) interfere with the current or future and uninterrupted use of the Assets or any part thereof; and;

                     (14) Any other Title Defects that Buyer expressly waives in writing, any Title Defects for which an adjustment to the Base Purchase Price is made pursuant to Section 5.6, or any Title Defects for which the applicable Asset is not transferred pursuant to this Agreement due to the election of Seller not to cure a Title Defect and not transfer such Asset pursuant to Section
                          5.6 or which are otherwise deemed to have become Permitted Encumbrances under this Agreement.

5.4      [INTENTIONALLY DELETED].

5.5      Defect Letters.

         (A) Buyer may, by no later than fourteen (14) days prior to the GIC, notify Seller in writing (a "Notice") of any defects in Title or liens, charges, contracts, obligations, encumbrances, defects and irregularities of title which would cause title to all or part of the Assets not to be Good and Marketable as defined in Section 5.3 hereof, or which causes or represents or contains a charge upon the Assets ("Valid Title Defect"), provided that no Valid Title Defect shall be deemed to exist unless (i) the Title Defect Value thereof exceeds Ten Thousand Dollars ($10,000.00); and, (ii) the aggregate Title Defect Values of all Title Defects satisfying the condition in clause (i) exceed One Million One Hundred Eighty Thousand Dollars ($1,180,000) (the "Title Defect Hurdle Rate"). A "Valid Title Defect" is a claimed Title Defect which has been determined to be valid by (i) mutual agreement of the Parties (ii) the decision of the Title Consultant, or (iii) Seller's removal of the Asset from this Agreement pursuant to the terms of this Agreement. In order to provide Seller a reasonable opportunity to cure any Valid Title Defects prior to the GIC, Buyer shall use reasonable efforts to provide the Notice as soon as reasonably possible after becoming aware of or making its determination of the claimed Title Defect. For matters or claims raised by third parties between the 14th day before the GIC and the GIC, Buyer and Seller shall meet to discuss and resolve said issue.

         (B) In the Notice, Buyer must describe with reasonable detail each alleged Title Defect and the steps required to cure each Title Defect, include Buyer's reasonable estimate of the Title Defect Value attributable to each, and include all data and information in Buyer's possession or control which bear on such claim, except for data that is protected by legal privilege.

         (C)  Upon timely delivery of a Notice by Buyer:

             (i) Within five (5) days after Seller's receipt of the Title Defects Notice, Seller shall notify Buyer whether Seller agrees with Buyer's claimed Title Defects and/or the proposed Title Defect Values therefor ("Seller's Response"). If Seller does not agree with any claimed Title Defect and/or the proposed Title Defect Value therefor, then the Parties shall enter into good faith negotiations and shall attempt to agree on such matters and Seller shall provide Buyer all data and information in Seller's possession or control which bear on such dispute, except for data that is protected by legal privilege.

             (ii) Within three (3) days after Seller's notice of its cure of a Title Defect, Buyer shall notify Seller whether Buyer agrees with Seller's proposed cure of a Title Defect ("Buyer's Response"). If Buyer does not agree with any such cure, then the Parties shall enter into good faith negotiations and shall attempt to agree on such matters.

             (iii) If the Parties cannot reach agreement concerning either the existence of a Valid Title Defect, or Seller's or Buyer's proposed cure of a Title Defect within ten (10) days after Buyer's receipt of Seller's Response or Seller's receipt of Buyer's Response, as applicable, upon either Party's request, the Parties shall mutually agree on and employ an oil and gas attorney with at least ten (10) years recent experience in title examination in the state where the Assets are located ("Title Consultant") to resolve all points of disagreement relating to Title Defects, provided that if the Parties cannot agree on an attorney then one having the required qualifications will be appointed by the Chief Justice of the Supreme Court in the state in which the property sits, or his designee. The Title Consultant shall be a neutral party and shall have no financial interest in the outcome of the Title Defect and shall not have worked for either Seller or Buyer in the prior five (5) years.

             (iv) If the Parties cannot reach agreement concerning the Title Defect Value of a Valid Title Defect within ten (10) days after Buyer's receipt of Seller's Response or Seller's receipt of Buyer's Response, as applicable, upon either Party's request, the Parties shall mutually agree on and employ Advantica Stoner ("Value Consultant") to resolve all points of disagreement relating to Title Defect Values.

             (v) Each Party shall present a written statement of its position on the Title Defect in question to the Title Consultant within five (5) days after the Title Consultant is selected, and the Title Consultant shall make a determination of all points of disagreement in accordance with the terms and conditions of this Agreement within ten
                     (10) business days of receipt of such position statements. The Title Consultant may choose only Seller's or Buyer's position with regard to each separate Title Defect. The determination by the Title Consultant of whether a Title Defect is valid shall be conclusive and binding on the Parties, and shall be enforceable against any Party in any court of competent jurisdiction. Prior to the decision of the Title Consultant, the GIC shall be deferred until the Title Consultant has made a determination of the disputed issues with respect thereto and all subsequent dates and required activities with respect to any such Assets having reference to the GIC Date shall be correspondingly deferred; provided, however, that, unless Seller and Buyer mutually agree to the contrary, the GIC Date shall not be deferred in any event for more than sixty (60) days beyond the scheduled GIC Date in Section 3.1.

             (vi) Each Party shall present a written statement of its position on the Title Defect Value in question to the Value Consultant within five (5) days after the Value Consultant is hired, and the Value Consultant shall make a determination of all points of disagreement in accordance with the terms and conditions of this Agreement within ten
                     (10) business days of receipt of such position statements. The Value Consultant may choose only Seller's or Buyer's position with regard to each separate Title Defect Value. The determination by the Value Consultant of the amount of a Title Defect Value shall be conclusive and binding on the Parties, and shall be enforceable against any Party in any court of competent jurisdiction. Prior to the decision of the Value Consultant, the GIC shall be deferred until the Value Consultant has made a determination of the disputed issues with respect thereto and all subsequent dates and required activities with respect to any such Assets having reference to the GIC Date shall be correspondingly deferred; provided, however, that, unless Seller and Buyer mutually agree to the contrary, the GIC Date shall not be deferred in any event for more than sixty (60) days beyond the scheduled GIC Date in Section 3.1.

             (vii) The costs of any Title Consultant(s) and Value Consultant shall be borne fifty percent (50%) by Seller and fifty percent (50%) by Buyer.

5.6      Effect of Title Defect.

         (A) In the event Buyer provides Seller with a timely Notice and the Valid Title Defects remaining uncured at the GIC exceed the Title Defect Hurdle Rate:

             (i)     Seller may at its sole discretion:

                     (a) adjust downward the Base Purchase Price in the amount of Buyer's Title Defect Value(s) of the Asset(s) to which such Title Defects relate and proceed to the GIC on all Assets; or

                     (b) may elect to require that the affected Wells be removed from this Agreement by requiring Buyer to assign to Seller hereunder the affected Wells and the affected portion of the gathering system immediately associated with such affected Wells and the minimum lease rights needed to produce such Wells, such assignment to occur promptly after GIC and the conveyance of said Wells from the Seller in the Production Assets PSA to Buyer, and the Base Purchase Price hereunder shall be reduced by the Allocated Value of such Wells; however, such Wells and removed gathering system portion shall continue upon removal hereunder to be subject to the terms of the 'B' Contract Documents as they exist immediately prior to GIC to the limited extent applicable to said Wells unless and only to the extent as otherwise may be agreed by the Parties.

             (ii) In the alternative, Buyer and Seller may mutually agree to proceed with the GIC on those Assets not affected by the outstanding Valid Title Defects and defer the GIC on those other Assets to which a Valid Title Defect relates and for which Seller requests an attempt to cure such Valid Title Defect and the Base Purchase Price shall be reduced by the amount Buyer shall place into escrow equal to the Allocated Values of the Affected Wells, which withheld amount shall be paid proportionally to Seller when the Asset affected by any Valid Title Defect is cured or the Valid Title Defect is waived by Buyer and the affected Asset and Affected Well(s) is conveyed from Seller to Buyer. If Seller later determines it will not cure a Valid Title Defect on or before six (6) months from the GIC Date, the amount in the escrow account attributable to such Valid Title Defect will be returned to Buyer and Seller shall retain such Asset affected by such Valid Title Defect and the affected Wells, and any removed affected gathering system portion shall upon removal hereunder continue to be subject to the terms of the "B" Contract Documents as they exist immediately prior to GIC to the limited extent applicable to said Wells unless and only to the extent as otherwise may be agreed by the Parties.

         (B) The diminution in value of an Asset attributable to a Valid Title Defect (the "Title Defect Value") notified in a Notice shall be determined by the following:

             (i) If the Valid Title Defect asserted is that the operation of all or part of the Facilities will be prevented or the value diminished by the Valid Title Defect, then the amount of the Title Defect Value is equal to the Allocated Value of the Wells connected to the portion of the Facilities subject to the Valid Title Defect (the "Affected Wells"). The terms "Allocated Value" and "Wells" are defined in the Production Assets PSA").

             (ii) If the Valid Title Defect represents an obligation, encumbrance, burden or charge upon the affected Asset, the amount of the Title Defect Value is to be determined by taking into account the value of the Asset, the portion of the Asset affected by the Title Defect, the legal effect of the Title Defect, the immediate or potential economic and operational effect of the Title Defect over the affected Asset, and the Title Defect Values placed upon the Title Defect by Buyer and Seller.

         (C) If the aggregate amount of the Title Defect Values hereunder (without counting any Valid Title Defect twice) plus the aggregate amount of Valid Title Defects pursuant to the Production Asset PSA plus the Allocated Value of Assets removed under this Agreement or the Production Asset PSA exceeds Eleven Million Eight Hundred Fifty Thousand Dollars ($11,850,000) then either Party hereunder may terminate this Agreement on or prior to GIC.

5.7      [INTENTIONALLY DELETED].

5.8 Exclusive Remedy. Buyer's sole and exclusive remedy after the GIC with regard to any matter pertaining to title of the Assets shall be Seller's special warranty of title contained in the Assignment and Bill of Sale or other instruments executed by Seller and Buyer pursuant to this Agreement, however, recognizing that the Assignment and Bill of Sale will not be executed until GAC, the Parties will treat the Assignment and Bill of Sale and Seller's Special Warranty of Title therein as being in effect on and after GIC.

6.       ENVIRONMENTAL ISSUES.

6.1 Resolution of Environmental Issues. Buyer and Seller recognize the difficulty of trying to resolve before GIC all the issues pertaining to the environmental condition of the Assets and have agreed to handle such issues after the GIC as described further in this Article 6. In consideration of Seller's covenants contained in this Article 6, Buyer waives all rights to make any claims for a Purchase Price adjustment based on the environmental condition of the Assets. Seller's and Buyer's covenants set forth in this Article 6 shall commence at GIC and survive the GAC. The provisions of Article 6 shall prevail over any conflicting or inconsistent provisions in this Agreement subject only to the provision that Seller shall not be required to contribute toward the Remediation cost of any Adverse Environmental Condition pursuant to this Article 6 to the extent the same was caused by Buyer's new operations after the Effective Time or as to Section 6.3 below only, if Seller gets a non-appealable judgment against Buyer from a court of competent jurisdiction that the basis for said Adverse Environmental Condition did not exist, in whole or in part, at the Effective Time.

6.2 Seller's $5,000,000 Post-Closing Environmental Contribution. For the period beginning at GIC and ending on the fifth anniversary of GIC, upon demand by Buyer from time to time, Seller and Buyer shall share equally, 50%/50%, Buyer's third party or outside costs or expenses (or Buyer's internal costs or activities approved by Seller) toward the Remediation, investigation, defense or handling of matters or claims or actions related thereto for any Adverse Environmental Condition or suspected Adverse Environmental Condition, or violation or possible violation of Environmental Laws. Seller's maximum aggregate contribution to Buyer under this Section 6.2 is five million dollars ($5,000,000) and is independent of and in addition to Seller's contribution pursuant to 6.3 below. Seller's contribution in this
         Section 6.2 may be applied to any Asset, wherever located. Seller's contribution under this Section 6.2 is in addition to that sharing of costs by Seller in 6.3 below.

         In determining: (i) Seller's compliance with the provisions of this
         Section 6.2; as well as (ii) the compliance of the Seller entities with the provisions of Section 6.2 of the Production Assets PSA, the contributions of Seller under this Section 6.2 and the contributions of the Seller entities under Section 6.2 of the Production Assets PSA shall be totaled. In determining: (i) Buyer's compliance with the provisions of this Section 6.2; as well as (ii) the compliance of Buyer with the provisions of Section 6.2 of the Production Assets PSA, the contributions of Buyer under this Section 6.2 and the contributions of the Buyer under Section 6.2 of the Production Assets PSA shall be totaled. Accordingly, Seller's obligations under Section 6.2 of this Agreement and the obligations of the Seller entities under Section 6.2 of the Production Assets PSA shall not exceed, in total, the sum of $5 Million Dollars.

6.3 Buyer's and Seller's 50/50 Sharing of Costs and Expenses for Certain Groundwater Matters. In addition to Seller's contribution provide in
         6.2 above, after GIC, upon demand by Buyer from time to time, Seller and Buyer shall share equally, 50%/50%, Buyer's third party or outside costs (or Buyer's internal costs or activities approved by Seller) toward the Remediation, investigation, defense or handling of matters or claims or actions related thereto for any instance for which: (i) Buyer has reasonably determined may constitute a violation of Environmental Laws with regard to groundwater, surface or subsurface at any depth and such contamination (regardless of the composition of such contamination) that may have been or was caused, at any time, by the ownership, operation or use of the Assets or any act or omission related thereto or such contamination was aggravated thereby, or (ii) the Remediation has been ordered by a regulatory agency having jurisdiction, or by a court of competent jurisdiction. Groundwater as used in this Article 6 does not include water contained in soil that is approved by the applicable governmental agency regulating such matter to be cleaned up through the application of soil cleanup standards.

         In determining: (i) Seller's compliance with the provisions of this
         Section 6.3; as well as (ii) the compliance of the Seller entities with the provisions of Section 6.3 of the Production Assets PSA, the contributions of Seller under this Section 6.3 and the contributions of the Seller entities under Section 6.3 of the Production Assets PSA shall be totaled. In determining: (i) Buyer's compliance with the provisions of this Section 6.3; as well as (ii) the compliance of Buyer with the provisions of Section 6.3 of the Production Assets PSA, the contributions of Buyer under this Section 6.3 and the contributions of the Buyer under Section 6.3 of the Production Assets PSA shall be totaled.

6.4 Cooperation and Final Decision. Buyer shall provide Seller with Buyer's justification for a proposed action, a description of the background and the anticipated costs and method of handling the matter for which it is seeking a contribution from Seller pursuant to Section 6.2 and/or the sharing of costs in Section 6.3 above, and Buyer and Seller shall work in a commercially reasonable manner to determine if they agree on the course to be taken with regard to such matter(s), with Buyer having the final say, under the standard of a reasonably prudent operator, in resolving differences or deciding a course of action in this regard between Buyer and Seller.

6.5 Physical Condition of the Assets. Buyer acknowledges that the Assets have been used or may have been used for natural gas gathering operations and may contain waste materials or hazardous substances related to standard oil field operations. Physical changes in or under the Assets or adjacent lands may have occurred as a result of such uses. The Assets also may contain buried pipelines and other equipment, whether or not of a similar nature, the locations of which may not now be known by Seller or be readily apparent by a physical inspection of the Assets. Buyer understands that Seller does not have the requisite information with which to determine the exact nature or condition of the Assets nor the effect any such use has had on the physical condition of the Assets

         In addition, Buyer acknowledges that some oil field production equipment located on the Assets may contain mercury, asbestos and/or naturally-occurring radioactive material ("NORM"). In this regard, Buyer expressly understands that NORM may affix or attach itself to the inside of wells, materials and equipment as scale or in other forms, and that wells, materials and equipment located on the Assets described herein may contain NORM and that NORM-containing materials may be buried or have been otherwise disposed of on the Assets. Buyer also expressly understands that special procedures may be required for the removal and disposal of mercury, asbestos and NORM from the Assets where it is found.

6.6      Definitions.

         (A) The term "Adverse Environmental Condition" means (i) the failure of the Assets or the lands on which any of the Assets are located or which are affected by any Assets to be in compliance with all applicable Environmental Laws; (ii) the Assets or the lands on which any of the Assets are located or which are affected by any Asset being subject to any agreements, consent orders, decrees or judgments currently in existence based on any Environmental Laws that negatively impact the present or future use of any portion of the Assets or that require any material change in the present conditions of any of the Assets; (iii) the Assets or the lands on which any of the Assets are located or pertain being subject to any uncured notices of violations of or non-compliance with any applicable Environmental Laws; including any item which is disclosed in this Agreement or was otherwise disclosed to Buyer; or (iv) any of the Assets or the lands on which any of the Assets are located or which are affected by the Assets are contaminated, surface or subsurface, including with, but not limited to, harmful or potentially harmful substances, or which are a current or potential safety hazard.

         (B) The term "Remediate" or "Remediation" means, with respect to any condition of the Assets or the lands on which any of the Assets are located or affect or any Adverse Environmental Condition, the investigation, planning, contracting, undertaking and/or completion of those actions and activities of whatever nature or degree toward the goal of bringing the Assets (or said lands) into compliance with the Environmental Laws.

         (C) "Environmental Laws" means all applicable local, state, and federal laws, rules, regulations, permits and orders regulating or otherwise pertaining to: (i) the use, generation, migration, storage, removal, treatment, remedy, discharge, release, transportation, disposal, or cleanup of pollutants, contamination, hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants; (ii) surface waters, ground waters, ambient air and any other environmental medium on or off any Lease; or (iii) the environment or health and safety-related matters; including the following as from time to time amended and all others whether similar or dissimilar: the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Toxic Substance Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, and all regulations promulgated pursuant thereto.

6.7 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, BUYER IS PURCHASING THE ASSETS WITH NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, EITHER ORAL OR WRITTEN, MADE BY ANY MEMBER OF THE SELLER GROUP WITH RESPECT TO THE PHYSICAL OR ENVIRONMENTAL CONDITION OF THE ASSETS OR WITH RESPECT TO THE EXISTENCE OR ABSENCE OF PETROLEUM OR HAZARDOUS SUBSTANCES IN, ON, UNDER OR AFFECTING THE ASSETS OR WITH RESPECT TO THE COMPLIANCE OF THE ASSETS OR ITS OPERATION WITH ANY LAWS, ORDINANCES OR REGULATIONS OF ANY GOVERNMENT OR OTHER BODY.

6.8 Remediation. Subject to Section 6.4 of this Agreement, if, after GIC, Buyer elects or either Party is ordered by a regulatory agency having jurisdiction or a court of competent jurisdiction to Remediate or otherwise address an Adverse Environmental Condition, the following will govern the Remediation:

         (A) Buyer shall be responsible for all negotiations and contacts with federal, state, and local agencies and authorities with regard to the Adverse Environmental Condition or Remediation. Unless Seller gives Buyer reasonable notice and a reasonable opportunity to participate jointly with Seller, Seller may not make any independent contacts with any agency, authority, or other non-affiliated third party with respect to the Adverse Environmental Condition or Remediation and shall keep all information regarding the Adverse Environmental Condition and/or Remediation confidential, except in each instance to the extent required by applicable law.

         (B) Buyer, after reasonable and good faith consultation with Seller may Remediate the Adverse Environmental Condition to the level it deems appropriate, provided that, as to matters subject to Section
              6.3 hereof, in no event shall Seller be obligated to pay for costs associated with cleaning up environmental media to the extent beyond (i) the level actually required by applicable Environmental Law or (ii) by a regulatory agency having jurisdiction or (iii) by order of a court having competent jurisdiction, unless Seller has given its written consent before such costs are incurred. Buyer shall provide Seller with copies of invoices of costs incurred and final reports or studies prepared by Buyer regarding such Remediation for which Seller is contributing pursuant to Sections
              6.2 and 6.3. Upon Seller's request, Buyer shall also provide all non-privileged draft reports and/or underlying data or analyses thereof regarding such Remediation or cleanup.

6.9 Bivins Station Groundwater Matter. Notwithstanding the other provisions of this Agreement, as between Seller and Buyer, Seller shall be responsible for the completion of the ongoing Remediation of groundwater contamination at the Bivins Natural Gas Compressor Station, located in the vicinity of Masterson, Texas, as such contamination is delineated in that certain First Quarter 2001 Groundwater Sampling report of URS Corporation, 8181 E. Tufts Avenue, Denver, Colorado, 80237, URS Project No. 6800024272.00 T00022, a copy of which is attached as Exhibit 6.9 ("Bivins Station Groundwater Matter"). Seller shall indemnify Buyer for this matter as described in Section 14.1(D). Seller's obligations under this Section 6.9 are in addition to and independent of Seller's other obligations contained elsewhere in this
         Article 6. Section 6.8 does not apply to matters pertaining to this
         Section 6.9.

7.       REPRESENTATIONS AND WARRANTIES OF SELLER.

7.1 Seller's Representations and Warranties. Subject to the disclosures set forth in Exhibits 7.1 (D), (E), (F), (I) and (L), Seller represents and warrants on the Effective Date and the GIC [which representations and warranties shall terminate at the GAC hereof, except Section 7.1(D) survives GIC for ninety (90) days (but shall not terminate prior to GAC), Sections 7.1(E)and (K) survive for four (4) years after GIC,
         Section 7.1 (G) survives for one (1) year after GIC, Sections 7.1(H)and
         (J) survive without time limit after GIC and Section 7.1 (I) survives GIC for a period lasting until the end of ninety (90)days after the expiration of the applicable statutes of limitation] as follows:

         (A) Status of Incorporation. CIG is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

         (B) Authority. Seller has the requisite power and authority to enter into this Agreement, to carry out the transactions contemplated hereby, to transfer the Assets in the manner contemplated by this Agreement, and to undertake all of the obligations of Seller set forth in this Agreement.

         (C) Validity of Obligations. The consummation of the transactions contemplated by this Agreement will not in any respect violate, nor be in conflict with, any provision of Seller's charter, by-laws or other governing documents, or any agreement or instrument to which Seller is a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to Seller (subject to receipt: [i] by Seller of FERC Abandonment Approval; and [ii] other governmental consents and approvals customarily obtained after the GAC). This Agreement constitutes legal, valid and binding obligations of Seller, enforceable in accordance with its terms.

         (D) Authorization for Expenditures. Except for Authorizations for Expenditures exchanged between Buyer and Seller prior to the date of this Agreement, with respect to agreements relating to the Assets, to Seller's knowledge, except as set forth in Exhibit 7.1(D), there are no material outstanding calls or payments under authorities for expenditures for payments relating to the Assets which are due or which Seller has committed to make which have not been made.

         (E) Contractual Restrictions. Seller has not entered into any contracts for or received prepayments, take-or-pay arrangements, buydowns, buyouts for Oil and Gas, or storage of the same or production payments relating to the Assets which Buyer shall be obligated to honor and make deliveries of Oil and Gas or pay refunds of amounts previously paid under such contracts or arrangements (excepting refunds that may be required by the FERC).

         (F) Litigation. To Seller's knowledge, except as set forth in Exhibit 7.1(F), there is no suit or action pending, arising out of, or with respect to the ownership, operation or environmental condition of the Assets that would have a material adverse affect upon the Assets.

         (G) Permits and Consents. To Seller's knowledge, Seller has (i) acquired all material permits, licenses, approvals and consents from appropriate governmental bodies, authorities and agencies to conduct operations on the Assets in compliance with applicable laws, rules, regulations, ordinances and orders; and (ii) is in material compliance with all such permits, licenses, approvals and consents and with applicable Environmental Laws.

         (H) Broker's Fees. Seller shall retain the obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of the matters provided for in this Agreement and Buyer shall have no responsibility therefor.

         (I) Taxes. Except as set forth in Exhibit 7.1(I), (i) Seller has filed or will file prior to GAC (with respect to the Assets) all material Tax returns that are due, (ii) all Taxes (with respect to the Assets) shown to be due on such returns have been paid, or will be paid prior to GAC and (iii) there is no material dispute or claim concerning any Tax liability of the Seller (with respect to the Assets) claimed or raised by any Tax authority in writing. For purposes of this Agreement, the term "Tax" or "Taxes" means any federal, state, local or tribal, income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), custom duties, capital stock, franchise, profits, withholding, social security (or similar excises), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

         (J) All of Seller's Interest. Except as expressly provided otherwise in this Agreement, the Assets to be conveyed to Buyer pursuant to this Agreement represent all of Seller's interest and contractual entitlement to interest in the Assets (except for the Excluded Assets). Seller has not entered into any contract or arrangement with affiliates of Seller which creates any entitlement to any interest in the Facilities and the Related Assets.

         (K) No Unpaid Amounts. Seller has paid, and shall have paid at GIC, all obligations that are due and payable based on gathering from or ownership of Seller's interest in the Assets excluding the suspended funds delivered to Buyer pursuant to Section 4.5 at GIC.

         (L) Valid Agreements. Except as set forth in Exhibit 7.1 (L), and excluding disputes between Buyer and Seller under the "B" Contract Documents, all material contracts and agreements constituting a part of the Assets are valid and in full force and effect, and no party is in breach or default, or with the lapse of time or giving of notice or both would be in breach or default, with respect to any of its obligations thereunder and no party has given or threatened to give Seller notice of any default thereunder.

         Seller also makes each of the above representations and warranties as of the GAC.


7.2      Scope of Representations of Seller.

         (A) Information About the Assets. Except as expressly set forth in this Agreement, Seller disclaims all liability and responsibility for any representation, warranty, statements or communications (orally or in writing) to Buyer, including any information contained in any opinion, information or advice that may have been provided to Buyer by any member of the Seller Group, or any consultant, engineer or engineering firm, trustee, partner, member, beneficiary, stockholder or contractor of Seller pursuant to this Agreement, wherever and however made, including those made in any data room expressly made available to Buyer and any supplements or amendments thereto or during any negotiations with respect to this Agreement or any confidentiality agreement previously executed by the Parties with respect to the Asset. EXCEPT AS SET FORTH IN
              ARTICLE 7 OF THIS AGREEMENT, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, STATUTORY OR IMPLIED, AS TO (i) THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY DATA, INFORMATION OR RECORDS FURNISHED TO BUYER IN CONNECTION WITH THE ASSETS OR OTHERWISE CONSTITUTING A PORTION OF THE ASSETS; (ii) THE PRESENCE, QUALITY AND QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE ASSETS, INCLUDING WITHOUT LIMITATION SEISMIC DATA AND SELLER'S INTERPRETATION AND OTHER ANALYSIS THEREOF; (iii) THE ABILITY OF THE ASSETS TO PRODUCE HYDROCARBONS, INCLUDING WITHOUT LIMITATION PRODUCTION RATES, DECLINE RATES AND RECOMPLETION OPPORTUNITIES; (iv) IMBALANCE OR PAYOUT ACCOUNT INFORMATION, ALLOWABLES, OR OTHER REGULATORY MATTERS; (v) THE PRESENT OR FUTURE VALUE OF THE ANTICIPATED INCOME, COSTS OR PROFITS, IF ANY, TO BE DERIVED FROM THE ASSETS; (vi) THE ENVIRONMENTAL CONDITION OF THE ASSETS; (vii) ANY PROJECTIONS AS TO EVENTS THAT COULD OR COULD NOT OCCUR; (viii) THE TAX ATTRIBUTES OF ANY ASSET; (ix) ANY OTHER MATTERS CONTAINED IN OR OMITTED FROM ANY INFORMATION OR MATERIAL FURNISHED TO BUYER BY THE SELLER GROUP OR OTHERWISE CONSTITUTING A PORTION OF THE ASSETS; AND (x) THE COMPLETENESS OR ACCURACY OF THE INFORMATION CONTAINED IN ANY EXHIBIT HERETO. ANY DATA, INFORMATION OR OTHER RECORDS FURNISHED BY SELLER ARE PROVIDED TO BUYER AS A CONVENIENCE AND BUYER'S RELIANCE ON OR USE OF THE SAME IS AT BUYER'S SOLE RISK.

         (B) Independent Investigation. Buyer acknowledges that it has, or by GIC will have, made its own independent investigation, analysis and evaluation of the transactions contemplated by this Agreement (including Buyer's own estimate and appraisal of the extent and value of Seller's Oil and Gas reserves attributable to the Assets and an independent assessment and appraisal of the environmental risks and liabilities associated with the acquisition of the Assets). Buyer assumes it will have prior to GIC, access to all information necessary to perform its investigation and, based on such assumption, Buyer has not relied and will not rely on any representations by Seller other than those expressly set forth in this Agreement.

         (C) Waiver of Deceptive Trade Practices Acts. BUYER WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES ACT SECTION 17.41 et seq., TEXAS BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS, AND UNDER SIMILAR STATUTES ADOPTED IN OTHER STATES, TO THE EXTENT THEY HAVE APPLICABILITY TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. AFTER CONSULTATION WITH AN ATTORNEY OF ITS SELECTION, BUYER CONSENTS TO THIS WAIVER.

8.       REPRESENTATIONS AND WARRANTIES OF BUYER.

8.1 Buyer's Representations and Warranties. Buyer represents and warrants on the Effective Date and GIC [which representations and warranties shall not survive the GAC (except that Section 8.1(F) survives the GIC for four (4) years after GIC and Sections 8.1(E) and (H) survive without time limitation after the GIC] as follows:

         (A) Status of Incorporation. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

         (B) Corporate Authority. Buyer has the corporate power and authority to enter into this Agreement, to carry out the transactions contemplated hereby and to undertake all of the obligations of Buyer set out in this Agreement.

         (C) Validity of Obligations. The consummation of the transactions contemplated by this Agreement will not in any respect violate, nor be in conflict with, any provision of Buyer's charter, by-laws or other governing documents, or any agreement or instrument to which Buyer is a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to Buyer (subject to governmental consents and approvals customarily obtained after the
              GAC). This Agreement constitutes legal, valid and binding obligations of Buyer, enforceable in accordance with its terms.

         (D) Qualification and Bonding. Buyer represents and warrants that it is in compliance with the bonding and liability insurance requirements in accordance with all applicable state or federal laws or regulations and that it is and henceforth will continue to be qualified to own the Facilities.

         (E) Non-Security Acquisition. Buyer hereby represents to Seller that it intends to acquire the Assets for its own benefit and account and that it is not acquiring said Assets with the intent of distributing fractional undivided interests thereof such as would be subject to regulation by federal or state securities laws, and that if, in the future, it should sell, transfer or otherwise dispose of said Assets or fractional undivided interests therein, it will do so in compliance with any applicable federal and state securities laws.

         (F) Evaluation. Buyer represents that by reason of Buyer's knowledge and experience in the evaluation, acquisition and operation of gas gathering assets, Buyer has evaluated the merits and risks of purchasing the Assets from Seller and has formed an opinion based solely upon Buyer's knowledge and experience and not upon any representations or warranties by the Seller Group.

         (G) Financing. Buyer has sufficient cash, available lines of credit or other sources of immediately available funds to enable it to pay the Purchase Price to Seller at the GIC.

         (H) Broker's Fees. Buyer has incurred no obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of the matters provided for in this Agreement, or, if any such obligation or liability exists, it shall remain an obligation of Buyer, and Seller shall have no responsibility therefor.

         Buyer also makes each of the above representations and warranties as of the GAC.

9. CERTAIN AGREEMENTS OF SELLER. Seller agrees and covenants (which covenants shall, with the exception of those set forth in Section 9.1, survive GAC) that, unless Buyer shall have otherwise agreed in writing, the following provisions shall apply:

9.1 Maintenance of Assets. From the date of this Agreement until GAC, Seller agrees that, to the extent that it operates the Facilities, it shall:

         (A) Administer the Facilities in accordance with the applicable Contracts and operating agreements.

         (B) Not introduce any new methods of management, operation or accounting with respect to any or all of the Assets.

         (C) Use commercially reasonable efforts to maintain and keep the Assets in full force and effect; and fulfill all contractual or other covenants, obligations and conditions imposed upon Seller with respect to the Assets.

         (D)  [INTENTIONALLY DELETED]

         (E) Not voluntarily relinquish its position as operator to anyone other than Buyer with respect to any of the Facilities.

         (F) Not, without the prior written consent of Buyer (which consent shall not be unreasonably withheld, delayed or conditioned), (i) enter into any agreement or arrangement (other than one constituting a Permitted Encumbrance) transferring, selling or encumbering any of the Assets (other than in the ordinary course of business, including ordinary course sales of production, inventory or salvage or with respect to any Assets with a value less than Twenty-Five Thousand Dollars ($25,000) or pursuant to any agreements existing on the date hereof); (ii) grant any preferential or other right to purchase or agree to require the consent of any party not otherwise required to consent to the transfer and assignment of the Assets to Buyer; or (iii) except as otherwise required by FERC rules and regulations, incur or agree to incur any contractual obligation or liability (absolute or contingent) with respect to the Assets except as otherwise provided herein (including ordinary course sales of production, inventory or salvage or with respect to any Assets with a value less than Twenty-Five Thousand Dollars ($25,000) or pursuant to any disclosed Authorization for Expenditures covering the Assets).

         (G) To the extent known to Seller, provide Buyer with written notice of (i) any claims, demands, suits or actions made against Seller which materially affect the Assets; or (ii) any proposal from a third party to engage in any material transaction (e.g., a farmout) with respect to the Assets.

         (H) Not sell, transfer, assign, convey, remove or otherwise dispose of any of the Assets subject to Seller's control, other than (a) oil, gas and other hydrocarbons produced, saved and sold in the ordinary course of business, or (b) personal property and equipment which is replaced with property and equipment of comparable or better value and utility in the ordinary and routine maintenance and operation of the Assets.

9.2 Consents or Assignments. Seller shall exercise reasonable commercial efforts to obtain all such permissions, approvals and consents by governmental authorities and others which are reasonably obtainable by the GAC and are required to vest Good and Marketable title to the Assets in Buyer or as may be otherwise reasonably requested by Buyer. Seller will execute all necessary or appropriate transfer orders (or letters in lieu thereof) designating Buyer as the appropriate party for payment effective as of the GAC Date. Except for a failure to obtain FERC-related permits and approvals (including FERC Abandonment Approval), any failure to obtain such permissions, approvals and consents that are required to vest Good and Marketable title to the Assets shall be deemed a Title Defect and the procedures set forth in
         Section 5.5 shall apply.

9.3      [INTENTIONALLY DELETED]]

9.4      [INTENTIONALLY DELETED].

9.5 Records and Contracts. Seller shall have the right to make and retain copies of the Records and Contracts as Seller may desire prior to the delivery of the Records and Contracts to Buyer. Buyer, for a period of seven (7) years after the

              GIC Date, shall make available to Seller (at the location of such Records and Contracts in Buyer's organization) access to such Records and Contracts as Buyer may have in its possession (or to which it may have access) upon written request of Seller, during normal business hours; provided, however, that Buyer shall not be liable to Seller for the loss of any Records or Contracts by reason of clerical error or inadvertent loss or destruction of Records or Contracts. Seller, for a period of seven (7) years after the GIC Date, shall make available to Buyer (at the location of such records in Seller's organization) access to records described in Section 1.1(J)(iii) (the "Excluded Records") as Seller may have in its possession (or to which it may have access) upon written request of Buyer, during normal business hours; provided, however, that Seller shall not be liable to Buyer for the loss of any Excluded Records by reason of clerical error or inadvertent loss or destruction of Excluded Records. Notwithstanding the foregoing, Buyer may convey the Records associated with any property sold to a third party, subject to the purchaser of said property assuming the obligations remaining under this Section 9.5 above with regard to said property. The provisions of this section shall not be construed to require Seller to provide any information to Buyer that Seller is prohibited from providing by the rules and regulations of the FERC.

9.6      [INTENTIONALLY DELETED] ]

9.7 Gas Quality Waiver. From and after the date of this Agreement, CIG agrees to waive the oxygen specifications of its FERC gas tariff, as amended from time to time ("CIG's Tariff") for gas delivered to CIG by Buyer at the Big Canyon compressor station point of receipt for transportation on CIG's FERC-jurisdictional transmission system, unless: (i) such gas contains more than 2000 parts per million (.200 percent) by volume of oxygen; or (ii) CIG, in its reasonable discretion and judgment, has determined that such gas tendered must conform to the quality specifications of CIG's Tariff to (1) maintain prudent and safe operation of part or all of CIG's transmission system and storage facilities; or (2) ensure that such gas does not adversely affect Seller's ability to provide service to others; or (3) ensure that such gas will be accepted for delivery by a downstream pipeline or end user. Provided however, in the event of any conflict between the foregoing provision and the provisions of CIG's FERC gas tariff, such tariff shall control.

9.8 FERC Abandonment. As promptly as commercially reasonable after GIC, Seller shall file an application with the FERC to abandon the Facilities by sale to Buyer and have the Facilities declared nonjurisdictional. Seller shall diligently pursue the approval of said application, responding to FERC requests, filing amendments and devoting commercially reasonable levels of staff and resources in its efforts to obtain such approval. Seller shall consult with Buyer, upon request, to apprise Buyer of the status of Seller's application and provide information reasonably requested regarding the matters in this
         Section 9.8 and in Section 10.4.

10. CERTAIN AGREEMENTS OF BUYER. Buyer agrees and covenants that unless Seller shall have consented otherwise in writing, the following provisions shall apply:

10.1     [INTENTIONALLY DELETED].

10.2     [INTENTIONALLY DELETED].

10.3 Seller's Logos.. After GAC, Buyer shall promptly cover or cause to be covered by decals or new signage any names and marks used by Seller, and all variations and derivatives thereof and logos relating thereto, from the Assets and shall not thereafter make any use whatsoever of such names, marks and logos. Buyer shall complete such work by no later than sixty (60) days after GAC.

10.4 Buyer's FERC Filing. Buyer may file an application with FERC, seeking an order that the Facilities, following receipt by Seller of abandonment authority, are non-jurisdictional. If Buyer makes such a filing, Buyer shall consult with Seller, upon request, to apprise Seller of the status of Buyer's application.

10.5 Like-Kind Exchanges. Prior to GIC, Buyer shall cooperate fully, as and to the extent reasonably requested by Seller, in connection with the transactions contemplated herein to make such modifications as may be necessary to qualify such transactions, in whole or in part, as a "like-kind" exchange pursuant to Section 1031 of the Code.

10.6     [INTENTIONALLY DELETED].

11. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. All obligations of Buyer under this Agreement are, at Buyer's election, subject to the fulfillment, prior to or at the GIC and/or the GAC (as specified below), of each of the following conditions:

                                   At the GIC

11.1 No Litigation. At the GIC, no suit, action or other proceeding shall be pending before any court or governmental agency which attempts to prevent the occurrence of the transactions contemplated by this Agreement.

11.2 Representations and Warranties as of the GIC. All representations and warranties of Seller contained in this Agreement shall be true in all material aspects as of the GIC as if such representations and warranties were made as of the GIC Date (except for those representations or warranties that are expressly made only as of another specific date, which representations and warranties shall be true in all material respects as of such other date) and Seller shall have performed and satisfied in all material respects all covenants and fulfilled all conditions required by this Agreement to be performed and satisfied by Seller at or prior to the GIC.

11.3 Acquisition of Production Assets. The Closing under the Production Assets PSA ("Production Assets Closing") occurs contemporaneously with the GIC herewith.

11.4 Seller's Receipt of Waiver. That Seller has received the waivers or amendments referred to in Section 12.3 below.

                                   At the GAC

11.5 No Litigation. At the GAC, no suit, action or other proceeding shall be pending before any court or governmental agency which attempts to prevent the occurrence of the transactions contemplated by this Agreement.

11.6 Representations and Warranties as of the GAC. All representations and warranties of Seller contained in this Agreement shall be true in all material aspects as of the GAC as if such representations and warranties were made as of the GAC Date (except for those representations or warranties that are expressly made only as of another specific date, which representations and warranties shall be true in all material respects as of such other date) and Seller shall have performed and satisfied in all material respects all covenants and fulfilled all conditions required by this Agreement to be performed and satisfied by Seller at or prior to the GAC.

11.7 FERC Order. If sought by Buyer, the FERC has issued an order, satisfactory to Buyer in its sole discretion exercised in good faith, declaring that the Facilities and the service to be provided by Buyer by means of the Facilities are, following receipt by Seller of abandonment authority, non-jurisdictional. Provided however, Buyer shall file with the FERC for any such relief at or about the same time that Seller files seeking the FERC Abandonment Approval.

11.8 FERC Abandonment Approval. That Seller has received the FERC Abandonment Approval in accordance with the provisions of Section 12.7, and such FERC Abandonment Approval is satisfactory to Buyer in its sole discretion exercised in good faith.

12. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER. All obligations of Seller under this Agreement are, at Seller's election, subject to the fulfillment, prior to or at the GIC and/or the GAC (as specified below), of each of the following conditions:

                                   At the GIC

12.1 No Litigation. At GIC, no suit, action or other proceeding shall be pending before any court or governmental agency which attempts to prevent the occurrence of the transactions contemplated by this Agreement.

12.2 Representations and Warranties at the GIC. All representations and warranties of Buyer contained in this Agreement shall be true in all material aspects as of the GIC, as if such representations and warranties were made as of the GIC Date (except for those representations or warranties that are expressly made only as of another specific date, which representations and warranties shall be true in all material respects as of such other date) and Buyer shall have performed and satisfied in all material respects all covenants and fulfilled all conditions required by this Agreement to be performed and satisfied by Buyer at or prior to the GIC.

12.3 Waivers of Restrictions. The Assets to be sold by the Seller support a financing, and the sale of the Assets is subject to certain restrictions (including potential mandatory prepayments of such financing) imposed under the terms of such financing. The Parties hereby agree that, as a condition precedent to the Parties' respective obligations to close the sale of the Assets, the Seller shall have obtained effective waivers or amendments--in each case on terms acceptable to Seller--of the restrictive provisions of such financing relating to sales of the Assets. The Seller agrees to use commercially reasonable efforts to obtain such waivers or amendments prior to the Effective Time.

12.4 Disposition of Production Assets. The Production Assets Closing occurs contemporaneously with the GIC herewith.

                                   At the GAC

12.5 No Litigation. At GAC, no suit, action or other proceeding shall be pending before any court or governmental agency which attempts to prevent the occurrence of the transactions contemplated by this Agreement.

12.6 Representations and Warranties at the GAC. All representations and warranties of Buyer contained in this Agreement shall be true in all material aspects as of the GAC, as if such representations and warranties were made as of the GAC Date (except for those representations or warranties that are expressly made only as of another specific date, which representations and warranties shall be true in all material respects as of such other date) and Buyer shall have performed and satisfied in all material respects all covenants and fulfilled all conditions required by this Agreement to be performed and satisfied by Buyer at or prior to the GAC.

12.7 FERC Abandonment Approval. Receipt by Seller of approval, in form and substance satisfactory to Seller in its sole discretion exercised in good faith, of the FERC to abandon the Facilities by sale to Buyer and a declaration that the Facilities are non-jurisdictional, and the expiration of all applicable periods for challenge of such FERC action (the "FERC Abandonment Approval").

13.      TERMINATION.

13.1 Causes of Termination. This Agreement and the transactions contemplated herein may be completely terminated:

         (A)  At any time by mutual consent of the Parties.

         (B) By either Party if the GIC shall not have occurred by September 1, 2002, despite the good faith reasonable efforts of the Parties, and if the Party desiring to terminate is not in breach of this Agreement or the Production Assets PSA.

         (C) If the GAC has not occurred solely by reason of the lack of the satisfaction or waiver of the conditions set forth in Section 11.7 and/or 12.7 hereof, then the provisions of Section 13.3 hereof shall apply.

         (D)  By either Party in the event of a Casualty Loss pursuant to
              Section 15.1(B).

         (E)  [INTENTIONALLY DELETED].

         (F) By Buyer prior to or at the GIC if, on the GIC Closing Date, any of the conditions set forth in Sections 11.1 through 11.4 hereof shall not have been satisfied or waived. By Buyer prior to or at the GAC if, on the GAC Closing Date, any of the conditions set forth in Sections 11.5 through 11.7 hereof shall not have been satisfied or waived.

         (G) By Seller prior to or at the GIC if, on the GIC Closing Date, any of the conditions set forth in Sections 12.1 through 12.4 hereof shall not have been satisfied or waived. By Seller prior to or at the GAC if, on the GAC Closing Date, any of the conditions set forth in Sections 12.5 through 12.7 hereof shall not have been satisfied or waived.

         (H)  By either Party as provided in Section 5.6(C).

13.2 Effect of Termination. In the event of the termination of this Agreement pursuant to the provisions of this Article 13 or elsewhere in this Agreement, this Agreement shall become void and have no further force and effect and neither Party shall have any further right, duty or liability to the other hereunder, except for any breach of this Agreement prior to such termination; and (iii) any other continuing confidentiality requirement. Upon termination, Buyer agrees to use commercially reasonable efforts to return to Seller, or - at Seller's option - destroy, all materials, documents and copies thereof provided, obtained or discovered in the course of any due diligence investigations.

13.3 Unacceptable FERC Abandonment Action. Should: (i) the FERC issue an order(s) in response to Seller's application described in Section 12.7; and/or Buyer's request described in Section 11.7 that do not satisfy the provisions of such Sections or the provisions of Section 11.8; or
         (ii) the provisions of Section 13.1(C) apply, then (provided the other conditions to GAC have been satisfied or waived) the Parties shall engage in good faith negotiations designed to reach agreement upon a course of action designed to effectuate the intent of this Agreement, so as to place the Parties in the same position as nearly as possible as if Seller had sold and Buyer had purchased the Assets as of the Effective Time.

14.      INDEMNIFICATION

14.1 INDEMNIFICATION BY SELLER. UPON AND AFTER THE GIC, SELLER SHALL TO THE FULLEST EXTENT PERMITTED BY LAW, RELEASE, DEFEND, INDEMNIFY, AND HOLD HARMLESS BUYER, ITS PARENT AND SUBSIDIARY COMPANIES, AND AFFILIATED ENTITIES AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND OTHER REPRESENTATIVES (THE "BUYER GROUP") FROM AND AGAINST THE FOLLOWING:

         (A) MISREPRESENTATIONS. ALL CLAIMS, DEMANDS, LIABILITIES, JUDGMENTS, LOSSES AND REASONABLE COSTS, EXPENSES AND ATTORNEYS' FEES (INDIVIDUALLY A "LOSS" AND COLLECTIVELY, THE "LOSSES") ARISING FROM THE BREACH BY SELLER OF ANY REPRESENTATION OR WARRANTY SET FORTH IN THIS AGREEMENT TO THE EXTENT THE SAME SURVIVES;

         (B) BREACH OF COVENANTS. ALL LOSSES ARISING FROM THE BREACH BY SELLER OF ANY COVENANT SET FORTH IN THIS AGREEMENT TO THE EXTENT THE SAME SURVIVES; AND

         (C) OWNERSHIP AND OPERATION. EXCEPT FOR MATTERS INDEMNIFIED BY BUYER PURSUANT TO SECTION 14.2 BELOW OR AS PROVIDED IN THE GSOA, ALL LOSSES ARISING FROM THE OWNERSHIP AND OPERATION OF THE ASSETS PRIOR TO THE EFFECTIVE TIME DIRECTLY ASSOCIATED WITH THE FOLLOWING
              MATTERS:

             (i) WELLS PLUGGED AND ABANDONED ON THE ASSETS BY SELLER OR ANY OF SELLER'S PREDECESSORS IN INTEREST PRIOR TO THE EFFECTIVE TIME;

             (ii) ALL TAXES FOR ALL PERIODS UP TO GIC OTHER THAN TAXES WHICH, IF PAID BY SELLER, WOULD RESULT IN A PURCHASE PRICE ADJUSTMENT IN ITS FAVOR UNDER SECTION 2.2(A)(ii); AND

         (D) BIVINS STATION MATTER. ALL LOSSES, INCLUDING BUT NOT LIMITED TO, THOSE DUE TO PERSONAL INJURY AND/OR PROPERTY DAMAGE, WHETHER ARISING OR ACCRUING BEFORE, ON OR AT ANY TIME AFTER THE EFFECTIVE TIME, ARISING FROM THE BIVINS COMPRESSOR STATION MATTER AND THE CONTAMINATION DESCRIBED IN SECTION 6.9 AND EXHIBIT 6.9, OTHER THAN TO THE



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

              EXTENT CAUSED DIRECTLY BY THE ACTIONS OF BUYER AFTER THE EFFECTIVE TIME.

14.2 INDEMNIFICATION BY BUYER. UPON AND AFTER GIC, BUYER SHALL TO THE FULLEST EXTENT PERMITTED BY LAW, RELEASE, DEFEND, INDEMNIFY, AND HOLD HARMLESS Seller, its parent, subsidiary and affiliated entities, and each of their respective directors, officers, employees, agents and other representatives and their successor and assigns (collectively, the "Seller Group") AGAINST THE FOLLOWING:

         (A) MISREPRESENTATIONS. ALL LOSSES ARISING FROM THE BREACH BY BUYER OF ANY REPRESENTATION OR WARRANTY SET FORTH IN THIS AGREEMENT TO THE EXTENT THE SAME SURVIVES;

         (B) BREACH OF COVENANTS. ALL LOSSES ARISING FROM THE BREACH BY BUYER OF ANY COVENANT SET FORTH IN THIS AGREEMENT TO THE EXTENT THE SAME SURVIVES;

         (C) OWNERSHIP AND OPERATION. EXCEPT FOR MATTERS INDEMNIFIED BY SELLER PURSUANT TO SECTION 14.1 ABOVE OR AS PROVIDED IN THE GSOA, ALL LOSSES ARISING FROM THE OWNERSHIP AND OPERATION OF THE ASSETS FROM AND AFTER THE EFFECTIVE TIME, DIRECTLY ASSOCIATED WITH THE FOLLOWING MATTERS:

             (i)     DAMAGES TO PERSONS OR PROPERTY;

             (ii) THE VIOLATION BY BUYER OF ANY LAW OR REGULATION OR THE TERMS OF ANY AGREEMENT BINDING UPON BUYER;

             (iii) CLAIMS OF BUYER'S CO-OWNERS, PARTNERS, JOINT VENTURERS AND OTHER PARTICIPANTS IN THE FACILITIES (EXCLUDING SELLER); AND

             (iv) TAXES ATTRIBUTABLE TO THE ASSETS OTHER THAN TAXES DESCRIBED IN SECTION 14.1(C)(ii).

14.3     [INTENTIONALLY DELETED].

14.4 Notification. Neither Party shall be obligated to indemnify the other for any Loss unless notice regarding same has been sent as provided in this Agreement but the obligation to indemnify hereunder shall continue beyond any applicable survival period under this Agreement to the extent such notice has been given. As soon as reasonably practical after obtaining knowledge thereof, the indemnified Party shall notify the indemnifying Party of any claim or demand which the indemnified Party has determined has given or could give rise to a claim for indemnification under this Article 14. Such notice shall specify the agreement, representation or warranty with respect to which the claim is made, the facts giving rise to the claim and the alleged basis for the claim, and the amount (to the extent then determinable) of liability for which indemnity is asserted. In the event any action, suit or proceeding is brought with respect to which a Party may be liable under this Article 14, the defense of the action, suit or proceeding (including all settlement negotiations and arbitration, trial, appeal, or other proceeding) shall be at the discretion of and conducted by the indemnifying Party. If an indemnified Party shall settle any such action, suit or proceeding without the written consent of the indemnifying Party (which consent shall not be unreasonably withheld), the right of the indemnified Party to make any claim against the indemnifying Party on account of such settlement shall be deemed conclusively denied. An indemnified Party shall have the right to be represented by its own counsel at its own expense in any such action, suit or proceeding, and if an indemnified Party is named as the defendant in any action, suit or proceeding, it shall be entitled to have its own counsel and defend such action, suit or proceeding with respect to itself at its own expense. Subject to the foregoing provisions of this Article 14, neither Party shall, without the other Party's written consent, settle, compromise, confess judgment or permit judgment by default in any action, suit or proceeding if such action would create or attach any liability or obligation to the other Party. The Parties agree to make available to each other, and to their respective counsel and accountants, all information and documents reasonably available to them which relate to any action, suit or proceeding, and the Parties agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

14.5 Limitation on Damages. The indemnification obligations of Buyer and Seller pursuant to this Article 14 shall be limited to actual Losses and shall not include incidental, consequential, indirect, punitive or exemplary Losses except to the extent the indemnified Party is obligated to pay non-affiliated third parties for such Losses.

14.6 Benefit. Notwithstanding the foregoing sections in this Article 14, this Article 14 shall take into account the gain or benefit which either Party would have received and/or the loss or burden for which either Party would be obligated under the terms of the 'B' Contract Documents up to Effective Time as if this Agreement had not been executed, except as otherwise expressly provided in this Agreement.

15.      MISCELLANEOUS.

15.1     Casualty Loss.

         (A) An event of casualty means volcanic eruptions, acts of God, fire, explosion, earthquake, wind storm, flood, drought, condemnation, the exercise of any right of eminent domain, confiscation and seizure (a "Casualty"). A Casualty does not include depletion due to normal production and depreciation or failure of equipment or casing.

         (B) If, prior to the GIC, a Casualty occurs (or Casualties occur) which results in a reduction in the value of the Assets in excess of ten percent (10%) of the Base Purchase Price (as determined immediately prior to such Casualty Loss) ["Casualty Loss"], Buyer or Seller may elect prior to GIC to terminate this Agreement. If this Agreement is not so terminated, then this Agreement shall remain in full force and effect notwithstanding any such Casualty Loss, and, upon agreement of the Parties, (i) Seller may retain such Asset and such Asset shall be the subject of an adjustment to the Base Purchase Price in the same manner set forth in Section
              5.6 hereof, or (ii) at the GIC, Seller shall pay to Buyer all sums paid to Seller by reason of such Casualty Loss, (provided however, that the Base Purchase Price shall not be adjusted by reason of such payment except to the extent said payment is less than the value of the damage to the affected Asset, and then the Base Purchase Price shall be reduced only by the difference between the payment and the damage to the affected Asset, and Seller shall at GIC assign, transfer and set over unto Buyer all of the right, title and interest of Seller in and to such Asset and any unpaid awards or other payments arising out of such Casualty Loss.

15.2 Third Party Beneficiaries. There are no third parties intended to benefit from this Agreement other than the parties protected or indemnified by either Party pursuant to Article 14 and then only to the extent provided in said Article 14.

15.3 Competition. Buyer acknowledges that Seller may presently own interests or have leads, prospects, information or ideas on properties or leaseholds adjacent to, adjoining or in the vicinity of the Assets. Seller shall not be prohibited in any way from competing with Buyer or pursuing any activity or business opportunity on property not being transferred to Buyer pursuant to this Agreement and Buyer shall not be prohibited in any way from competing with Seller or pursuing any activity or business opportunity on property not being transferred to Buyer pursuant to this Agreement.

15.4 Notice. Any notice, request, demand, or consent required or permitted to be given hereunder shall be in writing and delivered in person or by certified letter, with return receipt requested, or by facsimile addressed to the Party for whom intended at the following addresses:

         SELLER:

                  COLORADO INTERSTATE GAS COMPANY
                  2 North Nevada Ave.
                  Colorado Springs, CO 80903
                  Attn:    Greg Gettman
                  Tel:     (719) 520-4533
                  Fax:     (719) 520-4618

         BUYER:
                  PIONEER NATURAL RESOURCES USA, INC.
                  5205 N. O'Connor Blvd., Suite 1400
                  Irving, Texas 75039-3746
                  Attn:    W. T. Howard
                  Tel:     (972) 969-3811
                  Fax:     (972) 969-3533

         or at such other address as any of the above shall specify by like notice to the other.

15.5 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the GIC without the prior approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its or its affiliates' publicly-traded securities (in which case the disclosing Party shall use all reasonable efforts to advise the other Party, and give the other Party an opportunity to comment on the proposed disclosure, prior to making the disclosure).

15.6 Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original. If this Agreement is executed by facsimile, the signatures thereon shall be deemed original and self-proving for all purposes but the Party so executing shall replace such facsimile signature with an original and provide such original to the other Party.

15.7 Compliance With Express Negligence Test. THE PARTIES AGREE THAT THE INDEMNIFICATION OBLIGATIONS OF THE INDEMNIFYING PARTY SHALL BE WITHOUT REGARD TO THE NEGLIGENCE OR STRICT LIABILITY OF THE INDEMNIFIED PERSON(S), WHETHER THE NEGLIGENCE OR STRICT LIABILITY IS ACTIVE, PASSIVE, JOINT, CONCURRENT OR SOLE.

15.8 Governing Law. This Agreement is governed by and must be construed according to the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might apply the law of another jurisdiction. All disputes related to this Agreement shall be submitted to the jurisdiction of the courts of the State of Texas and venue shall be in the civil district courts of Harris County, Texas.

15.9 Exhibits. The Exhibits attached to this Agreement are incorporated into and made a part of this Agreement.

15.10    Fees, Expenses, Taxes and Recording.

         (A) Each Party shall be solely responsible for all costs and expenses incurred by it in connection with this transaction (including, but not limited to fees and expenses of its counsel and accountants) and shall not be entitled to any reimbursements from the other Party, except as otherwise provided in this Agreement.

         (B) Buyer shall file all necessary tax returns and other documentation with respect to all transfer, documentary, sales, use, stamp, registration and other similar taxes and fees, and, if required by applicable law, Seller shall join in the execution of any such tax returns and other documentation. Notwithstanding anything set forth in this Agreement to the contrary, Buyer shall pay any transfer, documentary, sales, use, stamp, registration and other similar taxes and fees incurred in connection with this Agreement and the transactions contemplated hereby.

         (C) Buyer shall, at its own cost, immediately record all instruments of conveyance and sale in the appropriate office of the state and county in which the lands covered by such instrument are located. Buyer shall immediately file for and obtain the necessary approval of all federal, Indian, tribal or state government agencies to the assignment of the Assets. The assignment of any state, federal or Indian tribal oil and gas leases shall be filed in the appropriate governmental offices on a form required and in compliance with the applicable rules of the applicable government agencies. Buyer shall supply Seller with a true and accurate photocopy reflecting the recording information of all the recorded and filed assignments within a reasonable period of time after their recording and filing.

15.11 Assignment. This Agreement or any part hereof may not be assigned by either Party without the prior written consent of the other Party; provided, however, upon notice to the other Party, either Party shall have the right to assign all or part of its rights (but none of its obligations) under this Agreement in order to qualify transfer of the Assets as a "like-kind" exchange for federal tax purposes. Subject to the foregoing, this Agreement is binding upon the Parties hereto and their respective successors and assigns. The conveyance of any of the Assets at GAC to a designee of Buyer shall not relieve Pioneer Natural Resources USA, Inc., of any of its obligations under this Agreement.

15.12 Entire Agreement. This Agreement constitutes the entire agreement reached by the Parties with respect to the subject matter hereof, superseding all prior negotiations, discussions, agreements and understandings, whether oral or written, relating to such subject matter, except that the Confidentiality Agreement dated April 1, 2002, between the Parties shall remain in full force and effect in accordance with its terms.

15.13 Severability. In the event that any one or more covenants, clauses or provisions of this Agreement shall be held invalid or illegal, such invalidity or unenforceability shall not affect any other provisions of this Agreement.

15.14 Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

15.15 Survival. The covenants of Buyer and Seller contained in this Agreement terminate at GAC, with the exception of those Articles and Sections contained in Exhibit 15.15 which shall survive GAC.

         Executed as of the day and year first above written.

                                      SELLER:

                                      COLORADO INTERSTATE GAS COMPANY


                                      By:   /s/ PATRICIA A. SHELTON
                                         ---------------------------------------
                                      Name:     Patricia A. Shelton
                                      Title:    President



                                      BUYER:

                                      PIONEER NATURAL RESOURCES USA, INC.

                                      By:  /s/ MARK L. WITHROW
                                         ---------------------------------------
                                      Name:    Mark L. Withrow
                                      Title:   Executive Vice President







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